Exhibit 15.37

[Official Translation]

MRS. POERBANINGSIH ADI WARSITO, SH.

NOTARY PUBLIC & LAND CONVEYANCER (PPAT)

Commissioned by Virtue of Decree of Minister of Justice

The Republic of Indonesia

Number M-96.HT.03.01-Th.1984 dated 7 December 1984

Decree of Minister of Home Affairs the Republic of Indonesia

Number: 141/DJA/1985 Dated 5 June 1985

DEED DATED	: 25 November 2009.-

NUMBER	: 33.-

ADDENDUM II

TO TRUSTEESHIP AGREEMENT

FOR BONDS INDOSAT VII YEAR 2009

AT FIXED INTEREST RATE

[CONFORMED COPY]

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ADDENDUM II

TO TRUSTEESHIP AGREEMENT

FOR BONDS INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE

-Number : 33.-

-At 15.00 (fifteen hundred hours) Western Indonesian Time.

-On this day, Wednesday, 25-11-2009 (the twenty fifth day of November of two thousand nine).

-Appearing before me, Mistress POERBANINGSIH ADI WARSITO, Bachelor of Law, Notary Public practicing in Jakarta, in the presence of witnesses who are known to me, Notary Public, and whose names shall be set out at the conclusion of this deed;

I.

-Mister KUNCEWICZ PETER WLADYSLAW, or according to his statement also called PETER WLADYSLAW KUNCEWICZ, born in Conventry, on 19-12-1953 (the nineteenth day of December of one thousand nine and fifty three), British Citizen, Director of company to be set out hereinunder, residing at Central Jakarta, at Apartment Ascot, Jalan Kebon Kacang Raya number 82.

-The Holder of Limited Stay Permit or KITAS number: 2C11JD2261-H.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-According to his statement in this matters duly acting in his capacity so set forth hereinabove, and therefore shall duly represent Board of Directors, as in order to perform any legal acts or actions hereunder according to his statement, he has obtained approval from Board of Commissioners of the Company, for one thing or another as transpired in Circular Resolutions of the Board of Commissioners of PT Indosat Tbk in lieu of the Board of Commissioners Meeting, duly executed in sub rosa, dated 15-05-2009 (the fifteenth day of May of two thousand nine), Number : 04/15-5-2009, original copy of which is shown to me, the Notary Public, of and therefore for and on behalf of and as such, shall lawfully and duly represent PT INDOSAT Tbk, having its domicile in Central Jakarta whose Articles of associations have been entirely amended to be adjusted with Regulation of Capital Market and Financial Institution Supervisory Board (Bapepam-LK) Number : IX.J.1 as contained in Deed dated 11-06-2009 (the eleventh day of June of two thousand nine) number: 118, drawn up and passed before AULIA TAUFANI, Bachelor of Law, then alternate Notary for SUTJIPTO, Bachelor of Law, Notary Public practicing in Jakarta.

-Deed of which has obtained approval from Minister of Law and Human Rights of the Republic of Indonesia by virtue of Decree dated 07-07-2009 (the seventh day of July of two thousand nine) number: AHU-31103.AH.01.02.Tahun 2009.

-The recent Structure of Board of Directors and Board of Commissioners of the Company as contained in under deed dated 11-06-2006 (the eleventh day of June of two thousand six) number: 118, drawn up and passed before AULIA TAUFANI, Bachelor of Law, then alternate Notary for SUTJIPTO, Bachelor of law, Notary Public practicing in Jakarta. The said restructuring of Board of Directors and Board of Commissioners of the Company has been notified to Minister of Law and Human Rights of the Republic of Indonesia dated 10-07-2009 (the tenth day of July of two thousand nine) under number: AHU-AH.01.10-09908.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-(PT INDOSAT Tbk, hereinafter shall be referred to as “Issuer”).

II.

-Mistress JENNY EMILE, Bachelor of Economics, according to her statement also called JENNY EMILE MARPAUNG, born in Medan, on 03-01-1966 (the third day of January of one thousand nine hundred and sixty six), Indonesian Citizen, Group Head Investment and Support Services for Capital Market of the Company to be set out hereinunder, residing in Bekasi, at Komplek Bintara III Blok B 8, Neighborhood Association 001, Community Association 007, Bintara Jaya Sub-District, Bekasi Barat District.

-The Holder of Residential Identity Card number: 10.5504.430166.4001.

-For the time being present in Jakarta.

-According to her statement in this matters duly acting in her aforesaid capacity by virtue of Power of Attorney dated 23-10-2009 (the twenty third day of October of two thousand nine) number: B.611-DIR/TRY/10/2009, duly executed in sub rosa, bearing sufficient stamp duty, the original of which is shown to me, Notary Public, of and therefore for and on behalf of and as such, duly and lawfully represent:

-Mister SUDARYANTO SUDARGO, Director of Finance of Company to be set out hereinunder, Indonesian Citizen, residing in Jakarta.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-Authorizing Person/Authorizer of whom in this matter shall be duly authorized and acting in his capacity, and therefore duly represent Board of Directors, of and as such act for and on behalf of and lawfully represent LIMITED LIABILITY COMPANY (Limited by Shares) PT BANK RAKYAT INDONESIA Tbk or shortened as PT BANK RAKYAT INDONESIA (Limited by Shares) Tbk, whose Articles of association have been entirely amended in order to adjust and comply with Law Number : 40 Year 2007 (two thousand seven) as contained in Deed dated 26-05-2008 (the twenty sixth day of May of two thousand eight) number: 52, drawn up and passed before FATHIAH HELMI, Bachelor of Law, Notary Public practicing in Jakarta.

-Deed of which has obtained approval from Minister of Law and Human Rights of the Republic of Indonesia dated 06-08-2008 (the sixth day of August of two thousand eight) number: AHU-48353.AH.01.02.Tahun. 2008.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-The Recent Structure of Board of Directors and Board of Commissioners shall be contained in deed dated 08- 11-2007 (the eighth day of November two thousand seven) number: 69, drawn up and passed before IMAS FATIMAH, Bachelor of Law, Notary public practicing in Jakarta, as has obtained Certificate of Registration as Trustee dated 11-06-1996 (the eleventh day of June of one thousand nine hundred and ninety six) number: 08/STTD-WA/PM/1996 issued by Capital Market Supervisory Board (BAPEPAM).

(PT Bank Rakyat Indonesia (Limited by Shares) Tbk hereinafter shall be referred to as “Trustee”);

-The appearing person respectively acting in their capacity set forth hereinabove shall first declare the following matters under this deed:

1.	That Issuer shall issue and be offering:

a.	Bonds to the Public through Public Offering namely “BONDS OF INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE” at the principal sum of Rp.1,000,000,000,000.00 (one trillion Rupiah) consisting of:

-	A-Series Bonds for the period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds for the period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	Sukuk Ijarah to the Public through Public Offering namely “SUKUK IJARAH INDOSAT IV YEAR 2009”, at the sum of Rp.500,000,000,000.00 (five hundred billion Rupiah), consisting of;

-	A-Series Sukuk Ijarah for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah for a period of 7 (seven) years as from the Issue Date;

shall hereinafter be listed at Stock Exchange;

2.

That for the issue of Bonds, the Issuer has obtained rating in respect of long term debt instrument from PT Pemeringkat Efek Indonesia (Pefindo) having its domicile in Jakarta at the rating of id AA(sy) + / Negative (Double A Plus; Negative Outlook), as contained in its letter dated 10-09-2009 (the tenth day of September of two thousand nine) number: 853/PEF-Dir/IX/2009.

3.

That for the purpose of Public Offering of Bonds, the Issuer has appointed PT Bank Rakyat Indonesia (Limited by Shares) Tbk, as Trustee pursuant to the provisions of Capital Market Law and Article 6 Law Number:7 year 1992 (one thousand nine hundred ninety two) dated 25-03-1992 (the twenty fifth day of March of one thousand nine hundred ninety two) regarding Banking so amended by Law Number:10 year 1998 (one thousand nine hundred ninety eight) dated 10-11-1998 (the tenth day of November one thousand nine hundred ninety eight) regarding Amendment to Law Number: 7 year 1992 (one thousand nine hundred ninety two).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.

That in accordance with the provision set forth in Article 70 paragraph 1 of Capital Market Law and Regulation Number: IX.A.2. regarding Procedures of Registration for the Purpose of Public Offering, in order to conduct this Issue and Public Offering:

(a)	Issuer shall make and therefore has submitted the Registration Statement to the Chairman of the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK);

(b)	Registration Statement shall have become effective; and

(c)	Issuer shall comply with the provisions and requirements for listing set out at Stock Exchange in accordance with the prevailing laws and regulations.

5.

That pursuant to provision of Article 52 of Capital Market Law, both the Issuer and Trustee shall have entered into Trusteeship Agreement for BONDS INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE regulating all the details of any and all rights and obligations of the Issuer, Bondholders, and Trustee, as contained under my deed, the Notary Public, dated 11-09-2009 (the eleventh day of September of two thousand nine) number: 09 and as has been amended entirely by my deed, the Notary Public, dated 23-10-2009 (the twenty third day of September of two thousand nine) number: 51 and as has been amended entirely by this deed;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

6.

That for the purpose of Bonds Public Offering hereunder, the Issuer shall appoint PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA, as Executive Underwriters of Issue of Bonds which shall be responsible for the implementation and administration of Bonds Public Offering and conversely, PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA have agreed to their appointment as the Underwriter of such Issue of Bonds, for one thing or another as transpired under Agreement for the Underwriting of the Issue of Bonds;

7.

That for the purpose of Bonds Public Offering hereunder, the Issuer shall agree with the appointment of PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA, and other Underwriters of Issue of Bonds as the Underwriters of the Issue of Bonds which shall hereby accordingly agree to make perform such underwriting with full commitment to buy the remaining Bonds that are not bought by the Public under the terms and conditions set out in Agreement for the Underwriting of the Issue of Bonds;

8.

That in connection with Bonds Public Offering, the Issuer has appointed PT. Kustodian Sentral Efek Indonesia (“KSEI”), a limited liability company having its domicile in Jakarta, to act as Paying Agent under and subject to the provisions of Paying Agent Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

9.

That for the purpose of Public Offering of Bonds, the Issuer shall require collective custodian services provided by KSEI in accordance with provisions set forth in Regulation of KSEI and Agreement regarding Registration of Bonds at KSEI.

10.	That Bonds have been listed at the Stock Exchange and therefore the Issuer and Stock Exchange have entered into and executed Preliminary Agreement of Bonds Listing.

11.	That the Parties agree and covenant to change/amend the nominal value of Bonds and Bonds which are originally from:

-	Bonds at the maximum principal sum of Rp.1,000,000,000,000.00 (one trillion Rupiah) consisting of:

-	A-Series Bonds for the period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds for the period of 7 (seven) years as from the Issue Date;

-	Sukuk Ijarah at the maximum sum of Rp.500,000,000,000.00 (five hundred billion Rupiah), consisting of;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-	A-Series Sukuk Ijarah for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah for a period of 7 (seven) years as from the Issue Date;

Then they shall be amended to:

-	Bonds at the principal sum of Rp.1,300,000,000,000.00 (one trillion three hundred billion Rupiah) consisting of:

-	A-Series Bonds at the principal sum of Rp.700,000,000,000.00 (seven hundred billion Rupiah) for the period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds at the principal sum of Rp.600,000,000,000.00 (six hundred billion Rupiah) for the period of 7 (seven) years as from the Issue Date;

-	Sukuk Ijarah at the sum of Rp.200,000,000,000.00 (two hundred billion Rupiah), consisting of;

-	A-Series Sukuk Ijarah at the sum of Rp.28,000,000,000.00 (twenty eight billion Rupiah) for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah at the sum of Rp.172,000,000,000.00 (one hundred and seventy two billion Rupiah) for a period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

12.

That since it is known exactly the sum of Bonds to be issued and Bond Interest of each Series of Bonds, and therefore the parties, acting in their respective capacity set out hereinabove, shall agree and covenant to amend and modify deed dated 23-10-2009 (the twenty third day of October of two thousand and nine) number : 51, drawn up and passed before me, the Notary Public, by this deed.

-In connection with foregoing premises, the appearing persons, acting in their respective capacity, shall hereby mutually agree and covenant to execute this deed of Addendum to Trusteeship Agreement as contained in deed of “ADDENDUM II TO TRUSTEESHIP AGREEMENT FOR BONDS INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE”, which shall supersede my previous deed, the Notary Public’s, dated 23-10-2009 (the twenty third day of October of two thousand and nine) number : 51, under the terms and conditions set forth as follows:

Article 1

DEFINITION

Unless otherwise expressly provided, any words, terms or expressions written in capital letters of Trusteeship Agreement shall accordingly have the following corresponding meaning:

1.1.	“Affiliation”, as defined in the Capital Market Law, shall mean:

a.	family relationship by marriage and descent, down to the second degree, horizontal or vertical;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	relationship between a person and its employees, directors or commissioners of such party;

c.	relationship between 2 (two) companies with one or more directors or commissioners in common

d.	relationship between a company and a person, that directly or indirectly controls or is controlled by such company;

e.	relationship between two companies that are controlled, directly and indirectly, by the same person;

f.	relationship between a company and its majority shareholders.

1.2.

“Paying Agent” shall mean KSEI, appointed by virtue of a written agreement by the Issuer, having the obligation to assist in the payment of the Bond Interest and repayment of the Bond Principal and penalty (if any) to the Bondholders through the Accountholder for and on behalf of the Issuer upon receiving funds for such payment from the Issuer, subject to the rights and obligations as set forth in the Paying Agent Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.3.

“Collateral and Guarantee” shall mean any form of collateral and guarantee over the assets, properties and revenues of a person, being granted with respect to its obligations or the obligations of other persons, including but not limited to securities right, mortgage, lien, fiducia, borgtocht and/or corporate guarantee.

1.4.	“Permitted Collateral and Guarantee” shall mean:

a)

Collateral and Guarantee of the Issuer or a Subsidiary that is existing and/or in the process of being encumbered as on the signing of this Trustee Agreement, provided that if the asset being encumbered as Collateral or Guarantee has been released as security, the asset may be bound as Collateral and Guarantee for the interest of parties other than the Bondholders;

b)

Collateral and Guarantee of a party which merges into the Issuer or a Subsidiary or of a party which becomes a Subsidiary, provided that such Collateral and Guarantee have been existing prior to the merger into or the becoming of Subsidiary of the Issuer and if the asset being encumbered as Collateral and Guarantee have been released as security, among others as a result of a merger between the Issuer and any of its Subsidiaries, the asset may be bound as Collateral and Guarantee for the interest of parties other than the Bondholders;

c)	Collateral and Guarantee granted with respect to a tender process or deposit, or to guarantee tax, customs charges or rent payment;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

d)	Collateral and Guarantee granted in the normal course of business to secure certain obligations in respect of the Issuer’s or a Subsidiary’s accounts payable;

e)	Collateral and Guarantee with respect to reservations of outstanding taxes;

f)

Collateral and Guarantee granted for the financing of asset procurement by way of credit in general, export or supplier credit, as well as financing for vendors or sewa guna usaha (leasing), where such asset is to be the object of the Collateral and Guarantee for the said financing and, where there is a need for additional Collateral and Guarantee with respect to such financing, the granting of additional Collateral and Guarantee is allowed insofar as the Collateral and Guarantee is granted at a reasonable value in accordance with normal banking practices;

g)	Collateral and Guarantee arising from a court ruling have binding legal force or which has been executed by the relevant authority;

h)

Collateral and Guarantee granted for the purpose of financing the implementation of a cooperation project between the Issuer or a Subsidiary and another party where such financing was provided by another party (including the party whom with the Issuer or the Subsidiary is engaged in such cooperation).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

i)

Collateral and Guarantee over other assets of the Issuer arising from the development or expansion of the Issuer’s business, the value of which may not exceed 10% (ten percent) of the total asset of the Issuer as stated in the Issuer’s latest audited financial report.

1.5.	“Subsidiary” shall mean any subsidiary of the Issuer

(a)	which is directly or indirectly controlled by the Issuer and in which the Issuer’s share participation is at least 50% (fifty percent) of the total issued shares of the company, and

(b)	whose financial report is consolidated into the financial report of the Issuer in accordance with the financial accounting standards as applicable in Indonesia.

1.6.	“Custodian Bank” shall mean commercial bank as approved by BAPEPAM-LK to operate a business as Custodian.

1.7.

“BAPEPAM-LK” shall mean the Capital Market and Financial Institution Supervisory Board as defined in the Decree of the Minister of Finance Number: 606/KMK.01/005 dated 30-12-2005 (thirtieth of December, two thousand and five) regarding the Organization and Operating Procedure of the Capital Market and Financial Institution Supervisory Board and its successor and assignees.

1.8.	“Bond Interest” shall mean the annually accrued Bond interest payable by the Issuer to the Bondholders, in accordance with Article 5 of the Trustee Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.9.

“Stock Exchange” shall mean the stock exchange as defined under Article 1 point 4 of the Capital Market Law, which service in this case is performed by PT Bursa Efek Indonesia, domiciled in Jakarta, or any of its successor or assignee to be later determined with which the Bonds and the Sukuk Ijarah Bonds shall be listed.

1.10.

“Ijarah Fee Installment” shall mean part of the Ijarah Fee payable by the Issuer to the Syariah Ijarah Holders as fee for the benefit received by the Issuer pursuant to the deed of Ijarah, the payment of which shall be made on every Ijarah Fee Installment Payment Date pursuant to the terms set forth in the Sukuk Ijarah Trustee Agreement.

1.11.

“Register of Bondholders” shall mean list issued by KSEI containing information on the Bond ownership of all the Accountholders and/or Bondholders at KSEI, containing among others the name, amount of Bond participation, tax status and nationality of the Accountholder and/or Bondholders pursuant to data provided by Accountholders to KSEI.

1.12.	“Issuance Documents” shall mean:

(a)	The Trustee Agreement;

(b)	Deed of Indebtedness;

(c)	Underwriting Agreement;

(d)	Paying Agent Agreement;

(e)	Agreement on the Registration of the Bonds with KSEI;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(f)

Preliminary Agreement on Securities Registration between the Issuer and the Stock Exchange for the Listing of the Bonds at the Stock Exchange and all their amendments, supplements and renewals and all other documents required by the competent regulatory authority.

1.13.

“EBITDA” means, for any period, an amount equal to the sum of operating income (calculated before finance costs, taxes, non-operating income or expenses and extraordinary and exceptional items) plus depreciation and amortization, and, in the case of any testing or calculation of the ratio of aggregate Debt to EBITDA as referred to in Article 11.3.l (iii), after giving pro forma effect to any material acquisition or disposal of assets or businesses as if such acquisition or disposal had occurred on the first day of such period.

1.14.

“Securities” shall mean commercial papers, namely debentures, commercial papers, shares, bonds, evidences of indebtedness, collective investment participation contract unit, Securities term notes, and any derivatives thereof.

1.15.

“Effective” shall mean the satisfaction of all requirements under the Registration Statement as set under Article 74 of the Capital Market Law and Rule Number: IX.A.2 point 10, Appendix to Decree of the Chairperson of BAPEPAM number Kep-25/PM/2002 dated 17-07-2003 (seventeenth of July, two thousand and three), namely:

a.	upon the elapse of:

(i)	45 (forty-five) days from the date of the Registration Statement is received by BAPEPAM-LK in complete; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)	45 (forty-five) days from the date of the completion of the last Registration Statement revision submitted by the Issuer or requested by BAPEPAM-LK; or

b.	upon the effective statement by BAPEPAM-LK that no further information is required.

1.16.

“Equity” shall mean total assets less total liabilities, where total liabilities exclude all indebtedness advanced by any (direct or indirect) shareholder of the Issuer to any member of the Group which is subordinated to any Debt.

1.17.	“Issuance” shall mean the issuance of the Bonds by the Issuer to be offered and sold to the public by way of Public Offering.

1.18.	“Issuer” shall mean PT INDOSAT Tbk., domiciled in Jakarta.

1.19.	“Group” shall mean Issuer and its Subsidiaries.

1.20.	“Banking Day” shall mean any day that banks in Jakarta carry on banking activities and Bank Indonesia carries on its interbank clearings.

1.21.

“Exchange Day” shall mean any day that the Stock Exchange carries on stock exchange activities, namely from Monday to Friday, except national holidays or other holidays as determined as such by the Indonesian government or by the Stock Exchange.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.22.	“Calendar Day” shall mean any day of the Gregorian year without exception.

1.23.	“Business Day” shall mean Monday to Friday, except national holidays as may be determined by the Indonesian government.

1.24.

“Ijarah Fee” shall mean the aggregate funds to be paid by the Issuer to the Syariah Ijarah Bondholders with respect to the Issuance under the Issuance Documents, which comprises of the Ijarah Fee Installments, Remaining Ijarah Fee and Compensation for Loss Due to Late Payment (if any) payable by the Issuer from time to time during the term of the Syariah Ijarah Trustee Agreement.

1.25.

“Amount Payable” shall mean any money that must be paid by the Issuer to the Bondholders relating to and under the Bonds issued and offered by way of the Public Offering, whether the Bond Principal, Bond Interest, or penalties or payment obligations, or any indemnity (if any) payable from time to time.

1.26.

“Issuer Restructuring” shall mean a restructuring measures conducted by the Issuer and any Subsidiary from time to time in order to become an integrated full network and service provider focusing on cellular arrays, comprising of:

i.

the act of selling, leasing or otherwise transferring the assets and business of the Issuer within the Issuer’s Primary Line of Business (including but not limited to the assignment of any statutory permits and contractual rights) to a Subsidiary and the selling of the Issuer’s shares in such Subsidiary, provided that the same shall not cause the Issuer’s shareholding in the Subsidiary to be less than 51% (fifty-one percent);

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ii.	merger of the Issuer’s line of business with that of a Subsidiary engaged in the field of cellular network and services and/or the merger of lines of business among subsidiaries;

iii.	sale, purchase, or restructuring of shareholding or ownership of the Issuer or Subsidiary outside the Issuer’s Primary Line of Business;

iv.	other actions required to be undertaken in accordance with amendment to the laws or policies of the Government of Indonesia.

1.27.	“Issuer’s Primary Line of Business” shall mean the Issuer’s business in the telecommunication and informatics industry, which includes:

a.	networks and/or telecommunications and informatics business and/or provision and services;

b.	planning, facilities construction, and of telecommunication and informatics, provision, including the provision of the supporting resources services;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

c.

operating services (including the marketing and sale of networks and/or telecommunication and information services conducted by the Issuer), maintenance, research, development of telecommunication and information facilities, and provision of education and training, either domestic or abroad;

d.	services relating to networks and/or telecommunication and information services development.

1.28.	“Event of Default” shall mean one or more of the events specified in Article 12 of this Trustee Agreement.

1.29.

“Written Confirmation” shall mean written confirmation report and/or balance statement of the Bonds held in the Securities Account issued by KSEI or the Accountholder pursuant to the securities account opening agreement and the confirmation shall be the basis for payment of Bond Interest, repayment of the Bond Principal and other entitlements relating to the Bonds.

1.30.

“Written Confirmation for GMB” (KTUR) shall mean confirmation of Bond ownership issued by KSEI to the Bondholders through the Accountholders, specifically for attending a GMB or submitting a request for the convening of a GMB.

1.31.

“KSEI” shall mean PT Kustodian Sentral Efek Indonesia, domiciled in Jakarta, a company licensed by the BAPEPAM-LK to carry out activities as Custodian and Settlement Institution providing depository services to the Accountholders, which in this Bond Issuance serves to hold and administer the Bonds in accordance with the Agreement of Bond Registration With KSEI and as Paying Agent as provided under the Paying Agent Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.32.

“Custodian” shall mean the entity providing depository service for the Securities and other assets relating to the Securities as well as other services including the receipt of Bond Interest and other entitlements, settlement of Securities transactions and representing Accountholders who are their own customers in accordance with the Capital Market Law, which includes KSEI, Securities Company and Custodian Bank.

1.33.	“Public” shall mean Indonesian or foreign individuals and/or legal entities, domiciled within or outside Indonesia.

1.34.	“Adjusted Consolidated Capital” shall mean the consolidated capital (equity) of the Issuer deductible by intangible assets.

1.35.	“Bonds” shall mean the “INDOSAT BONDS VI YEAR 2008 WITH FIXED INTEREST RATE”, with the principal amount of Rp.1,080,000,000,000.00 (one trillion eighty billion Rupiah), consisting of:

-

Series A Bonds, having a maturity period of 5 (five) years from the Issuance Date, an interest rate of 10.25% (ten point two five percent) in the amount of Rp.760,000,000,000.00 (seven hundred and sixty billion Rupiah); and

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-

Series B Bonds, having a maturity period of 7 (seven) years from the Issuance Date, an interest rate of 10.80% (ten point eight zero percent) in the amount of Rp.320,000,000,000.00 (three hundred and twenty billion Rupiah);

constituting a debenture issued by the Issuer to the Bondholders as evidenced by Bond Jumbo Certificate, governed by the terms set forth in Article 5 hereof and registered with the KSEI Collective Custody under the Agreement on Bond Registration With KSEI.

1.36.	“Bondholders” shall mean the public who are the beneficiary holders of a part or all of the Bond, consisting of:

(a)	Accountholders directly investing in the Bonds; and/or

(b)	The public other than Accountholders investing in the Bonds through the Accountholders.

1.37.

“Accountholder” shall mean a party whose name is registered as owner of a Securities Account with KSEI, which includes the Custodian Bank and/or Securities Company and/or other parties approved by KSEI subject to the provisions of the Capital Market Law and KSEI Regulations.

1.38.

“Public Offering” shall mean the offering of the Bonds by the Issuer in accordance with the provisions of the Capital Market Law, the implementing regulations thereof, and other related regulatory provisions, as well as the terms set forth in the Underwriting Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.39.

“Letter of Indebtedness” shall mean an acknowledgement made by the Issuer with respect to the indebtedness it has incurred in relation to the Bond Issuance, as stated in a deed dated 17-03-2008 (seventeenth of March, two thousand and eight) number 27 along with all amendments and/or supplement thereto and/or renewals thereof duly executed by the parties thereto in the future.

1.40.

“Collective Custody” shall mean the collective custody services over Securities jointly owned by more than one party whose interests are represented by the Custodian, as defined under the Capital Market Law.

1.41.

“Underwriters” shall mean parties who enter into an agreement with the Issuer to underwrite the Public Offering on behalf of the Issuer, according to their respective underwriting portion and each of them undertakes full commitment to purchase and to pay of any remaining Bonds unsubscribed by the Public in accordance with the terms set forth in the Underwriting Agreement.

1.42.

“Lead Underwriters” shall mean the party responsible for organizing and administering of the Issuance in accordance with the terms set forth in the Capital Market Law, which in this case is PT ANDALAN ARTHA ADVISINDO SEKURITAS, domiciled in Jakarta, and PT MANDIRI SEKURITAS, domiciled in Jakarta according to the terms and conditions of the Underwriting Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.43.

“Paying Agent Agreement” shall mean the agreement entered into between the Issuer and KSEI with regard to the payment of Bond Interest and the repayment of the Bond Principal, and any amendments thereto as may be entered into in the future by the parties.

1.44.

“Bonds Underwriting Agreement” shall mean the agreement entered into by and between the Issuer and the Lead Underwriters and Underwriters, as stated in a deed dated 18-02-2008 (eighteenth of February, two thousand and eight) number 30, as amended by deed dated 17-03-2008 (seventeenth of March, two thousand and eight) number 28, both prepared before me, Notary, and all its amendments and/or supplements thereto and/or renewals thereof duly entered into by the parties in the future.

1.45.

“Trustee Agreement” shall mean the Trustee Agreement of the INDOSAT Bonds VI Year 2008 With Fixed Interest Rate, as stated in the deed dated 18-02-2008 (eighteenth of February, two thousand and eight) number 29, and lastly amended and supplemented by this deed, and any schedules and/or amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

1.46.

“Sukuk Ijarah Trustee Agreement” shall mean an agreement entered into between the Issuer and Trustee with regard to the issuance of the Sukuk Ijarah and any schedules and/or amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.47.

“Agreement on the Registration of the Bonds with KSEI” shall mean the agreement entered into by the Issuer and KSEI made privately, affixed with sufficient duty stamps, and any amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

1.48.

“Registrations Statement” shall mean the statement of registration and submission of documents to BAPEPAM-LK by the Issuer and the Lead Underwriter for the purpose of the Public Offering subject to and in accordance with the Capital Market Law.

1.49.	“Securities Company” shall mean the who carries out business as underwriter, securities trade broker and/or investment manager as referred to under the Capital Market Law.

1.50.

“Affiliated Company” shall mean any Affiliates, except where such affiliated relationship arises from ownership of shares by the Indonesian government, whether directly or indirectly, but not including companies directly or indirectly controlled by the Issuer.

1.51.	“Debt” shall mean, with respect to any person on any date of determination (without duplication):

(i)

the principal of and premium (if any) in respect of debt of such person for money borrowed and debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable which in any such case, bears interest or on which interest accrues; and

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)	all obligations of such person in relation to procurement payables constituting accounts payable to such person’s suppliers:

(a)	which bear interest or on which interest accrues; and

(b)	payment for such accounts payable is due more than six (6) months after the date of invoice but, in relation to any member of the Group, excluding all indebtedness advanced by any (direct or indirect) shareholder of the Issuer to such member of the Group which is subordinated to any debt referred in point (i) and (ii) above.

1.52.	“Permitted Receivables” shall mean loan or credit granted by the Issuer or Subsidiaries:

a.	to an entity whose financial statement is consolidated into the financial statement of the Issuer or a Subsidiary;

b.	prior to the Issuance Date, as stated in the Financial Statement dated 30-09-2007 (thirtieth of September, two thousand and seven);

c.	which is down payment or loan constituting regular accounts payable and normally granted in the course of daily business operation of the Issuer or Subsidiary;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

d.	to the employees of the Issuer in accordance with the Issuer’s policy (for the avoidance of doubt, such loan is granted by the issuer); and

e.	to the employees of a Subsidiary in accordance with such Subsidiary’s policy (for the avoidance of doubt, such loan is granted by the Subsidiary).

1.53.

“Bond Principal” shall mean the aggregate debt to be redeemed by the Issuer to the Bondholders under the Bonds at any time outstanding, which presently is in the principal amount of Rp.1,080,000,000,000.00 (one trillion eighty billion Rupiah), to be paid by the Issuer to the Bondholders subject to Article 5 and Article 6 of the Trustee Agreement.

1.54.

“Prospectus” shall mean any written information pertaining to the Bond Issuance prepared to facilitate the Public in purchasing the Bonds as provided under Article 1 sub-article 26 of the Capital Market Law, and Rule Number IX.C.2, Attachment to the Decree of the Chairman of Bapepam dated 17-01-1996 (seventeenth of January, nineteen ninety-six) number Kep-51/PM/1996.

1.55.

“Securities Account” shall mean the account setting out the position of the Bonds and/or funds of the Bondholders administered by KSEI or the Accountholder pursuant to the agreement on the opening of the securities account executed by the Bondholders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.56.	“GMB” shall mean a General Meeting of Bondholders as defined in Article 13 of the Trustee Agreement.

1.57.	“Transfer Unit” shall mean a unit by which the Bonds can be transferred and traded between Securities Accounts, with the value of Rp. 1.00 (one Rupiah) or the multiplication thereof.

1.58.	“Bond Jumbo Certificate” shall mean proof of issuance of the Bonds maintained at KSEI and issued in the name of KSEI for the benefit of the Bondholders.

1.59.

“Remaining Ijarah Fee” shall mean a part of the assignment of benefit payable by the Issuer to the Sukuk Ijarah Holders, which as of the Issuance Date is in the amount of Rp.570,000,000,000.00 (five hundred and seventy billion Rupiah), which amount shall be paid by the Issuer to the Sukuk Ijarah Bondholders subject to Article 5 and Article 6 of the Sukuk Ijarah Trustee Agreement.

1.60.

“Sukuk Ijarah” shall mean the “SUKUK IJARAH INDOSAT III YEAR 2008”, which constitute a debenture issued by the Issuer to the Ijarah Sukuk Holders as evidenced by the Sukuk Ijarah Jumbo Certificate in the amount of Rp.570,000,000,000.00 (five hundred and seventy billion Rupiah) upon the terms set forth in Article 5 of the Sukuk Ijarah Trustee Agreement and registered with the KSEI Collective Custody under the Agreement on the Registration of Sukuk Ijarah With KSEI.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.61.	“Sukuk” shall mean a Syariah Securities in the form of certificate or other evidence of ownership having the same value and representing undivided participation over:

1)	ownership of certain tangible asset;

2)	beneficial value and service of a certain project and investment activity; or

3)	ownership over the asset of a certain project or investment activity.

1.62.

“Issue Date” shall mean the date on which the Bonds shall be disbursed into the Securities Account of the Lead Underwriter upon the Issuer’s submission of the Jumbo Bond Certificate to KSEI, which also constitutes a Payment Date.

1.63.	“Bond Principal Repayment Date” shall mean the date on which the Bond Principal is due and payable, subject to Article 5 Trustee Agreement.

1.64.	“Payment Date” shall mean the date of payment of the Bond Issuance proceeds to the Issuer as deposited by the Underwriter through the Lead Underwriter pursuant to the Underwriting Agreement.

1.65.

“Bond Interest Payment Date” shall mean any of the dates on which the Bond Interest becomes payable to the entitled Bondholders, as determined based upon the Register of Accountholders, subject to Article 5 hereof.

1.66.	“Capital Market Law” shall mean the Law of the Republic of Indonesia Number 8 of 1995 (nineteen ninety-five) on Capital Market.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.67.

“Trustee” shall mean PT. Bank Rakyat Indonesia (PERSERO) Tbk, domiciled and having its principal place of business in Central Jakarta, or any of its successors or assignees, acting for its own account and under this Trustee Agreement acting for the interest of all the Bondholders.

Article 2

DESCRIPTION OF SYARIAH CONTRACT

AND USE OF THE ISSUE OF BONDS PROCEEDS

2.1	Funds or proceeds from Public Bonds Offering after deduction of all Issue expenses, 100% (one hundred percent) shall be used by the Issuer for the purchase of base station subsystem.

2.2.

Pursuant to Regulation of Capital Market Supervisory Board (Bapepam) Number: X.K.4 regarding Report on the Use of Public Offering Proceeds Realization Funds, the Issuer shall submit report of the Use of Public Offering Proceeds Realization Funds periodically to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Trustee, and National Syariah Council every 3 (three) months and shall be held accountable and liable for the Use of Public Offering Proceeds Realization Funds to Annual General Meeting of Shareholders until all the Funds from Bonds Offering Proceeds from Public Offering has been fully used, unless otherwise expressly provided in a regulation of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2.3

If the said Issuer intends to modify or alter the Use of Public Offering Proceeds Realization Funds, then such plan shall be first reported to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) by specifying the reasons thereof and consideration and shall first obtain approval from General Meeting of Bondholders (GMB) and Trustee.

Article 3

APPOINTMENT, DUTIES, RIGHTS AND OBLIGATIONS OF TRUSTEE

3.1

Pursuant to and in accordance with the provisions set out in Trusteeship Agreement, the Issuer shall hereby appoint PT Bank Rakyat Indonesia (Limited by Shares) Tbk to perform the duties as Trustee in order to duly represent the interest of and to act in favor of Bondholders and conversely, PT Bank Rakyat Indonesia (Limited by Shares) Tbk shall hereby accept such appointment as Trustee for the purpose of the Issue under the terms and conditions set out in Trusteeship Agreement and without prejudiced to the provisions of the prevailing laws and regulations of the Republic of Indonesia in connection with its duties and obligations as Trustee with respect to an Issue.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.2	The main Duties of Trustee shall be as follows:

a.

To duly represent the interest of and act in favor of Bondholders either in or out of Court with respect to the performance of any legal acts or actions in relation to the interests of Bondholders regarding the exercise of rights and performance of obligations of Bondholders under the terms and conditions of the Issue, and subject to provisions contained in Trusteeship Agreement and with due observance of the prevailing laws and regulations of the Republic of Indonesia and regulation of KSEI in connection with the issue. Duties of Trustee shall be to represent the Bondholders effectively as from the Issue Date.

b.

be accountable to Bondholders for each loss or damage as a result of negligence, carelessness, or such any other acts that impair the interest of Bondholders, in the event that there is any conflict of interest committed by Trustee in performing its duties as Trustee as contained in Trusteeship Agreement.

c.

To have the integrity in performing their duties and obligations as Trustee in order to supervise and monitor the performance of obligations by the Issuer in relation to the purpose and interest of the Bondholders under Trusteeship Agreement, to perform its duties in responsible and accountable manners, prudently, and be obliged to act sensibly to the best interest of Bondholders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.3	Subject to and with due observance with provisions set forth in paragraph 3.2 hereof, then other rights and obligations of such Trustees shall be as follows:

a.

Trustee shall reserve the right to believe and have confidence in each document as it deems original and lawful as well as duly signed, submitted or executed by any person or persons who are truly eligible and reserve the right to duly represent, with regard to any and all matters in connection with the Written Confirmation for GMB (KTUR) issued and in accordance with specification issued by KSEI pursuant to Trusteeship Agreement and shall not be held liable to such other parties in respect of any and all consequences of such belief or trust and shall not be held liable to the Issuer or Bondholders or such other persons/parties due to the validity or legality of written Confirmation and/of Certificate of Meeting Notification (KTUR) proposed by Bondholders as it hereafter proves to be false, falsified, or unlawful after Trustee conducts verification in accordance with the specifications determined by KSEI.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Trustee shall hereby reserve the right to conduct a review on the use of Bonds Issue proceeds and Public Offering proceeds by the Issuer, provided that such review shall not impair any obligations of Issuer under Bonds and under Trusteeship Agreement.

c.

Trustee shall reserve the right to receive and therefore the Issuer shall submit copy of payment receipt in connection with payment of Bond Interest and/or payment of Bond Principal and Penalty (if any) on same day as such payment is made.

d.

Trustee shall reserve the right to receive information from KSEI regarding the amount of funds that must be paid by the Issuer for the purpose of payment of Bond Interest and/or the repayment of Bond Principal within no later than 2 (two) Bourse Days prior to the Payment Date of Bond Interest and/or the Repayment Date of Bond Principal.

e.

Trustee shall reserve the right to receive notice submitted by KSEI regarding the payment of Bond Interest and/or repayment of Bond Principal, including non-performance or non-payment due to failure or delay by the Issuer in providing sufficient funds within no later than 1 (one) Bourse Day after the Payment Date of Bond Interest and/or Repayment Date of Bond Principal.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

f.

Trustee shall reserve the right to receive register/list from KSEI containing detailed Certificate of Meeting Notification (KTUR) including specifications and specimens of Certificate of Meeting Notification (KTUR) issued by KSEI no later than 1 (one) Business Day prior to the convention of General Meeting of Bondholders (GMB).

g.

Trustee shall have the right to request a close audit by an independent auditor registered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and appointed by Trustee in connection with any alleged violation in the implementation of the provisions set forth in Article 12 of Trusteeship Agreement, provided however that such request shall be made on the basis of sufficient evidence including quarterly financial statement showing that there is violation against such provision committed by the Issuer.

h.

Trustee shall reserve the right to request the Issuer to submit Issuer’s preliminary report in order to ensure the repayment of the Bond Principal and/or Penalty (if any) within no later than 5 (five) Business Days prior to the Repayment Date of Bond Principal.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

i.	Trustee shall transparently and openly deliver or disclose full and complete information concerning its qualifications as Trustee in the Prospectus.

j.

Trustee shall submit a report to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and Bondholders through Stock Exchange in accordance with the prevailing provisions in Capital Market sector in case Trustee shall have knowledge supported by sufficient evidences, that:

i.	Issuer fails/violates the provisions set forth in Trusteeship Agreement including the persistence of an Event of Negligence as set out in Article 12 of Trusteeship Agreement; or

ii.

a condition occurs that may endanger or impair the interest of Bondholders on the basis of the evidences generally accepted and effective for telecommunication and information technology industry, the Issuer may be deemed as no longer capable to manage or control its most or entire property so that it materially has negative impact to the conduct of Issuer businesses.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

k.

Trustee shall periodically make analysis and supervise the development of the Issuer business management on the basis of its financial statement and such other reports in connection with the Issuer business field.

l.

Trustee shall call Bondholders and Issuer as well as to convene General Meeting of Bondholders (GMB) as governed in Article 13 of Trusteeship Agreement before taking any actions requiring resolutions from General Meeting of Bondholders (GMB) in accordance with the provisions of Trusteeship Agreement.

m.

Trustee shall seek any legal actions in accordance with the provisions contained in Trusteeship Agreement as decided by the Bondholders in General Meeting of Bondholders (GMB) and shall not be permitted to take any action contradictory to the directions given by General Meeting of Bondholders (GMB) or any resolution of General Meeting of Bondholders (GMB).

n.	Trustee is obliged to give advice and to perform any actions as normally done by any Trustee required by the Issuer in connection with Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

o.

Trustee without prejudiced to its responsibility to be always careful, thorough, accurate, and prudent, shall believe and have confidence in every documents as it deems original and valid and have been entered into, delivered or executed by any persons or parties who shall legally have the right to duly represent the Issuer or Bondholders or any party legally appointed by the Issuer or Bondholders concerning any and all matters under Trusteeship Agreement and/or such other documents as referred to in this Trusteeship Agreement and shall not be held responsible and accountable to any other party for any and all consequences arising from such belief or confidence.

p.

Trustee, in taking any steps in order to ensure whether any Event of Negligence or any potency of Event of Default that has arisen, shall have right to make assumption that there is Event of Negligence or any potency of Event of Negligence that has arisen and that the Issuer shall always obey and perform any and all liabilities under this Ijarah Trusteeship Agreement until Trustee shall have clear and full knowledge concerning Event of Negligence or any potency of Event of Negligence supported by sufficient evidences or expressly notified by the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

q.

Trustee is obliged to perform any resolutions so adopted in General Meeting of Bondholders (GMB) in accordance with the provisions of Trusteeship Agreement, however, the Trustee shall not be responsible for any consequences arising from any of such resolutions so adopted in General Meeting of Bondholders (GMB) unless it is due to negligence or deliberate act committed by Trustee.

r.

Trustee shall conduct verification on Certificate of Meeting Notification (KTUR) submitted the Bondholders on the basis of the specifications and List of Certificate of Meeting Notification (KTUR) issued and delivered by KSEI to Trustee in accordance with KSEI regulations and the prevailing laws and regulations.

s.

Trustee shall give a written notification regarding the end or termination of General Meeting of Bondholders (GMB) to KSEI not later than the following Business Day in order to revoke Bonds Suspension (Freezing) by KSEI.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

t.	In the event of the Issuer commits any negligence or failure pursuant to Article 12 of this Sukuk Ijarah Trusteeship Agreement, then:

i.

Trustee shall be entitled to the damage liability paid by the Issuer by always taking into account the provisions of Article 3.5 hereof, to appoint other party for its opinion in connection with the performance of duties of Sukuk Trustee including to appoint legal counsel or consultant, attorneys, Notary Public, appraiser company or such other third party and shall have any right to believe and have confidence in and remains with other party’s opinion as the basis of any action taken by the Trustee.

ii.	Trustee shall be released and held harmless by the Bondholders from any and all liabilities or responsibilities as a result of any action done on the basis of the third party’s opinion.

u.	To perform its duties in full responsible manner, carefully and sensibly, and act wisely for the best interest of the Bondholders best interest.

v.

Trustee shall request the Issuer to make and maintain a rating of Bonds in accordance with the Regulation Number: IX.C.11 regarding Rating of Payable Stock together with its amendments and or other arrangements with which the Issuer shall comply.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.4

The Issuer shall release, hold harmless Trustee and indemnify Trustee from any costs, charges and fees that have been borne or sustained by Trustee in connection with the claims and liabilities to pay damages, losses, penalty, any costs and fees ruled by Court of Law by the virtue of the court decision having conclusive and executorial force of law in connection with the correct performance, implementation or exercise of any rights, duties and obligations of Trustee done solely on the basis of and in accordance with the provisions of Trusteeship Agreement insofar as such claim, demand, damages, losses, costs and fees set out hereinabove shall not occur as a result of:

(i)	negligence, failure, omission, or fault of Trustee in performing any of its rights, duties and obligations as Trustee;

(ii)	there is a conflict of interest in its capacity both as the Issuer creditor and simultaneously as Trustee.

(iii)	due to resignation of Trustee as referred to in paragraph 3.8. point c of this Article; and/or

(iv)	due to the discharge of Trustee due to omission, faults committed by Trustee pursuant to the provisions set out in Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.5

Trustee is obliged to give a prior request for approval from the Issuer for any fees, charges, and such other costs whatsoever borne and suffered by Trustee arising in connection with the fulfillment or full performance of the Issuer obligations under Trusteeship Agreement and/or other agreements executed in connection with the Issue of Bonds including any consultant fees. If within 14 (fourteen) Business Days after the acceptance of such request, the Issuer fails to give any response, then Trustee shall have right to perform any things or matters as requested for such approval.

3.6

Trustee, any members of Board of Directors and/or any members of Board of Commissioners of Trustee shall not be allowed to have any interest, either direct or indirect, with the Issuer that may influence or affect the position and/or the exercise of its rights or the performance of its duties or obligations as Trustee unless permitted by the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and has been notified to KSEI and Bondholders with due observance of the prevailing laws and regulations in Capital Market sectors.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.7

The appointment of Trustee shall be effective as of the signing date of Trusteeship Agreement and Trustee shall perform its duties and obligations as Trustee for Bonds as from the Issue Date subject to the provisions of the prevailing laws and regulations until the whole amount payable (debt) has been fully paid effectively without prejudiced to the provisions contained in paragraph 3.8 and paragraph 3.13 of this Article.

3.8	If one of the following matters arises, then Trustee shall be discharged as Trustee under Trusteeship Agreement:

a.

Trustee shall be dissolved or winding up by decision of any Court of Law or other competent authority or Trustee shall be voluntarily dissolved or winding up pursuant to or in accordance with the provisions of the prevailing laws and regulations.

b.

In case that there is a bankruptcy decision having a conclusive and executorial force of law or a liquidation of the Trustee is done, or a petition for bankruptcy is submitted by Trustee, or Trustee has submitted an application for a moratorium for its payment obligations.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

c.

Trustee shall submit a written resignation letter from its position as Trustee to the Issuer and shall call and convene a General Meeting of Bondholders (GMB) in order to submit its resignation letter, by mentioning the reasons thereof, and such resignation letter shall be submitted not later than 60 (sixty) Calendar Days before the planned resignation date. However, Trustee shall not be discharged from its duties under Trusteeship Agreement until such resignation letter has been well accepted by General Meeting of Bondholders (GMB) and after there is substitute Trustee which has been appointed by the Issuer by a General Meeting of Bondholders (GMB) approval and after such substitute Trustee has delivered a written statement for its approval to comply with the provisions and requirements of Trusteeship Agreement and has effectively commenced to perform its duties.

d.	Trustee is discharged by General Meeting of Bondholders (GMB) as governed in Article 13 paragraph 13.1 point b of Trusteeship Agreement.

e.	All Bond Interest has been paid by the Issuer in accordance with the provisions of Trusteeship Agreement to Bondholders.

f.

Upon request of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) as set forth in the provisions of Article 102 paragraph 1 in conjunction with Article 102 paragraph 2 point d, point e, point f and point g of Capital Market Law on Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

g.

In case that the Issuer fails to pay the compensation/fees for Trustee services and after Trustee has requested a payment in writing 3 (three) times respectively to the Issuer within 90 (ninety) Calendar Days, then Trustee may submit a resignation letter to the Issuer. Such resignation letter shall be submitted 60 (sixty) Calendar Days prior to the resignation by specifying the reason thereof. In response to such resignation letter, the Issuer shall be held responsible to appoint substitute trustee and not later than 60 (sixty) Calendar Days after the receipt of such resignation letter, the Issuer shall convene General Meeting of Bondholders (GMB) in order to report to Bondholders concerning the resignation plan by Trustee and propose the appointment of substitute Trustee who is ready to take up such position as from the effective resignation date of Trustee. Trustee may only cease to perform its duties as Trustee under Trusteeship Agreement after the resignation letter has been accepted/approved by General Meeting of Bondholders (GMB). Any costs, charges or fees for the purpose of General Meeting of Bondholders (GMB) convention shall be borne by the Issuer. However, the Issuer shall fully settle any sum payable for the services compensation arising starting from the unpaid service fee until the end of appointment period/term of Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.9

Without prejudice to the provisions of paragraph 3.13 this Article, in the case that the Trustee is discharged as Trustee due to any of the reasons set out in paragraph 3.8 of this Article, then Trustee shall be automatically discharged as a party to Trusteeship Agreement.

3.10

In the event of the discharge of Trustee, Bondholders through General Meeting of Bondholders (GMB) shall immediately conduct the appointment of substitute Trustee in accordance with the prevailing laws and regulations. The Issuer undertakes to make the best efforts to appoint an substitute Trustee in such a way that the interests of Bondholders are at all times duly represented by Trustee pursuant to the prevailing laws and regulations.

3.11

Substitute Trustee that has been legally appointed pursuant to the prevailing laws and regulations and under the Trusteeship Agreement shall execute an amendment and/or addendum to Trusteeship Agreement under which the new Trustee shall fully acknowledge and accept such an appointment under the terms and conditions which are substantively the same as or equal to those contained in the original Trusteeship Agreement and the new Trustee shall agree and covenant to replace the legal position of Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.12

Not later than 2 (two) Business Days after the discharge of Trustee from its duties as governed in paragraph 3.8. this Article hereinabove, Trustee shall notify the Public by making an announcement and advertisement in 1 (one) Indonesian daily newspaper which is published and circulated nationally.

3.13

Immediately after the occurrence of one of the matters set out in paragraph 3.8 this Article hereinabove (except point (c), point (d), and point (e) paragraph 3.8. of this Article), then Trustee shall submit an accountability report for the duties and obligations that Trustee has performed for the purpose of the implementation of Trusteeship Agreement and other agreements duly executed in connection with the Issue of Bonds to General Meeting of Bondholders (GMB) and to report it to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and the Issuer. Insofar as such accountability has not been accepted by General Meeting of Bondholders (GMB), then Trustee shall continue to be held liable and responsible of the duties and obligations that have been performed.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.14

In the event of the occurrence of any event as referred to in paragraph 3.8 point (e) of this Article, then the Trustee shall submit a report to the Issuer and Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) concerning the duties and obligations that its has performed.

ARTICLE 4

FEES OF TRUSTEE SERVICE

4.1

As the fees for Trustee services pursuant to the provisions of Trusteeship Agreement, the Issuer shall pay a compensation or fees to the Trustee in accordance with Trustee Letter to the Issuer dated 07-08-2009 (the seventh day of August of two thousand nine) number: B-281-TRY/DIB/08/2009, the original copy of which is shown to me, Notary Public, which shall constitute an inseparable part to Trusteeship Agreement.

4.2

Value Added Tax (PPN) of Trustee service fees set out hereinabove shall be borne and paid by the Issuer to the Trustee as compulsory collector in accordance with the tariff set out in the prevailing laws and regulations.

4.3

The payment of Trustee service fees or compensation as referred to in paragraph 4.1. of this Article shall be paid by the Issuer with 1 (one) time payment per annum in advance, and the first payment of Trustee service fees or compensation shall be paid not later than 14 (fourteen) Calendar Days as from the Issue Date and any subsequent payment shall be made not later than the anniversary date of the Issue of Bonds and continuously until Repayment Date of Bond Principal.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.4

If the payment due date of Trustee service fees or compensation that has been stipulated does not fall on a Banking Day, then such service fee shall have been accepted by the Trustee on the following Banking Day.

4.5

If on the payment date of such service under this Article, the Issuer fails or neglects to make payment, then the Issuer, on the collection date by the Trustee, shall immediately pay and settle such amount that must be paid plus penalty at the sum equal to Applicable Interest Rate to such Bonds. Such penalty shall be calculated on the basis of the number of the lapsed days by 1 (one) year of 360 (three and hundred sixty) Calendar Days and 1 (one) month of 30 (thirty) Calendar Days.

4.6

The amount of Trustee service fee at any time shall be calculated on the basis of the amount of the opening Bond Principal issued on the Issue Date or circulated/outstanding when the Payment of Trustee service fee shall be due. If the Issuer shall conduct buy back resulting in the full repayment of all Bonds, then Trusteeship Agreement shall be terminated and Trustee service fee shall no longer exist.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.7

If Trustee resigns before the termination of the performance of Trustee duties within the agreed period, then the Trustee service fee or compensation that has been paid in the relevant year shall be returned by the Trustee to the Issuer proportionally on the basis of the number of days where the Trustee does not perform its duties in the relevant year.

ARTICLE 5

BONDS REQUIREMENTS

The Issuer shall undertake and bind itself to the Trustee as a proxy or agent of Bondholders (such undertaking and binding shall be made and binding for the Issuer and every Bondholders) that the Issuer shall issue the Bonds or shall carry out the Issue under the following provisions:

5.1	To issue Bonds by the name of “BONDS INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE” at the nominal value of Rp. 1,300,000,000,000.00 (one trillion three hundred billion Rupiah), consisting of :

-	A-Series Bonds at the nominal value of Rp 700,000,000,000.00 (seven hundred billion Rupiah) for a period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds at the nominal value of Rp 600,000,000,000.00 (six hundred billion Rupiah) for a period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

and registered to KSEI Collective Custodian under Agreement on Bonds Registration to KSEI.

5.2

Bonds are issued without any note/warrant except Certificate of Jumbo Bonds issued by the Issuer to be registered in the name of KSEI under Agreement of Bond Registration to KSEI as the debt evidence (evidence of indebtedness) for the interest and in favor of Bondholders through Account Holders subject to the provisions of the regulations in Capital Market sector and will be offered at the Bond nominal value of 100% (one hundred percent).

5.3	Bond Interest:

-	A-Series Bonds of 11.25% (eleven point two five percent) per annum;

-	B-Series Bonds of 11.75% (eleven point seven five percent) per annum.

5.4

Bond Interest shall be paid by the Issuer to the Bondholders once in every 3 (three) months as of the Issue Date through KSEI Account Holders on the Payment Date of Bond Interest as contained in the Prospectus.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.5

Bondholders entitled to receive Payment of Bond Interest is Bondholders whose names are recorded in Register of Account Holders, on 4 (four) Bourse Days before the Payment Date of Bond Interest unless otherwise provided by KSEI or the prevailing laws and regulations. Therefore, if there is any Bonds transaction after the date on which the party entitled to receive the Bond Interest is determined, then the transferee shall reserve no right of the Bond Interest for the relevant period of Bond Interest.

5.6

Bond Interest shall be calculated on the basis of the lapsed days as from the Issue Date provided however that 1 (one) month is 30 (thirty) Calendar Days and 1 (one) year is 360 (three hundred and sixty) Calendar Days and must be paid by the Issuer to Bondholders through Paying Agent at every Payment Date of Bond Interest.

5.7

As from the Issue Date, Bonds shall serve as evidence that the Issuer, legally and binding, is indebted or has payment obligation of Bond Interest to Bondholders equal to the Bond Principal set out in the Certificate of Jumbo Bonds plus Bond Interest payable pursuant to the provision of the Article 5 hereof.

The evidence of Bonds ownership for Bondholders shall be Written Confirmation.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.8

To Bondholders, taxation provisions in accordance with the prevailing laws and regulations shall be effective and binding and if the Issuer is obliged by the laws and regulations to deduct any taxes for every payment made by the Issuer to the Bondholders, then the Issuer through Paying Agent shall make deduction for such taxes and pay it to the appointed tax agencies or institution in odder to accept such tax payment and provide necessary tax payment evidence for such tax deduction to Bondholders.

5.9	a)

The payment of Bond Interest and/or repayment of Bond Principal and Penalty (if any) shall be made by Paying Agent in the name of the Issuer in accordance with the terms and conditions set out in Paying Agent Agreement.

b)

After Issuer pays Bond Interest and/or repays Bond Principal and/or Penalty (if any) to Paying Agent then the Issuer shall be released and held harmless from its obligations to make payment of Bond Interest and/or Bond Principal and/or Penalty (if any) to Bondholders.

c)

If Issuer has paid Bond Interest and/or repaid Bond Principal and/or Penalty (if any) to Paying Agent and if KSEI commits any failure and/or negligence to fully perform any of its obligations, then the Issuer and Trustee shall assume no responsibilities with regard to such event or matters.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.10

The right of Bonds ownership shall be transferred by the account transfer of Bonds from one Stock Account to another Stock Account. The unit of Account Transfer of the Bonds is at the value of Rp. 1.00 (one rupiah or its multiplication).

The Issuer, Trustee and Paying Agent shall treat the Account Holders as the legal Bondholders in order to receive the repayment of Bond Principal, payment of Bond Interest, and other entitlements or rights in connection with Bonds subject to the provisions of paragraph 5.18 of this Article.

5.11	Custodian Bank or Securities Companies which are the Account Holders may act for their own behalf as Bondholders or for and on behalf of their customer by virtue of power of attorney from Bondholders.

5.12	Bonds shall be fully repaid by the Issuer at the value equal to the sum the Bond Principal contained in Written Confirmation owned by Bondholders on the Repayment Date of Bond Principal.

5.13

If the Issuer fails to provide the sufficient amount of funds for the payment of Bond Interest and/or repayment of Bond Principal after the lapse of Payment Date of Bond Interest and/or Repayment Date of Bond Principal, then the Issuer shall pay the Penalty for any negligence or failure to repay the Bond Principal and/or pay Bond Interest of 2% (two percent) per annum above Interest Rate on Bond or any Amount Payable.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Such penalty shall be calculated on daily basis (based on the number of lapsed days) until the full payment or full repayment of any amount due or payable is made by the Issuer. In order to calculate the penalty, daily-basis calculation shall be made on the number of lapsed days, namely 1 (one) year equal to 360 (three hundred and sixty) Calendar Days and 1 (one) month equal to 30 (thirty) Calendar Days. Payment of penalty paid by the Issuer which shall constitute the rights of Bondholders by Paying Agent shall be made to Bondholders proportionally on the basis of the amount of Bonds being held.

5.14	The Issuer obligations under Bonds at any time shall constitute the obligations of the Issuer which shall be valid and unconditional and/or absolute.

5.15

Bonds Redemption from Stock Account shall only be performed by way of account transfer to another Stock Account. The Bonds redemption/withdrawal from one Stock Account to be converted into Certificate of Bonds may not be done unless there is any cancellation of Bonds Registration to KSEI Collective Custodian at the request of the Issuer or Trustee subject to the provisions of the prevailing laws and regulations at Capital Market sector and subject to the resolution of General Meeting of Bondholders (GMB).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.16

After the 1st (first) anniversary of Bonds as from the Issue Date, Issuer may conduct Bonds buy back from any of Bondholders subject to the provisions of Article 6 of Trusteeship Agreement. With respect to the Bonds bought back by the Issuer to be kept, the Issuer may not cast any vote in General Meeting of Bondholders (GMB), may not be counted in the quorum attendance in General Meeting of Bondholders (GMB) and may not receive Bond Interest. Buy back may proceed if the Issuer does not neglect to make payment of Bond Interest.

5.17

If after the final calculation has been done, there is a payment balance/funds of Bond Interest that cannot be paid by Paying Agent to Bondholders for any reasons whatsoever, then such fund shall be deposited by the Paying Agent for the interest of or in favor of Bondholders who are entitled to such Payment of Bond Interest. The Paying Agent shall further release the Issuer and Trustee from any liabilities of such Payment of Bond Interest and/or such other payment liabilities including release or indemnification for any claims, charges or suits as may be arising from Bondholders in connection with non-receipt of such Payment of Bond Interest and/or repayment of Bond Principal by such Bondholders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.18	The Issue of Bonds may only be done after the Registration Statement shall be become effective.

ARTICLE 6

BUY BACK

6.1

After the Ist (first) anniversary of Bonds as of the Issue Date, the Issuer may perform buy back of the Bonds existing/outstanding in the market, either in whole or in part, at the market prices; hereinafter be referred to as “buy back”. The buy back may be done if the Issuer does not neglect or fail to make Payment of Bond Interest, provided however that such buy back does not cause Issuer to neglect or fail to comply with the provisions contained in Trusteeship Agreement.

6.2

Bonds ownership by the Issuer and/or its Affiliation Companies shall be reported by the Issuer to the Trustee not later than 2 (two) Business Days before General Meeting of Bondholders (GMB) is convened. The whole number of Bonds owned by the Issuer on the basis of the buy back and Bonds owned by the Affiliation Companies may not be counted in the quorum attendance calculation in General Meeting of Bondholders (GMB) and shall not have any voting right in General Meeting of Bondholders (GMB).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

6.3

In the event the Issuer performs a buy back of Bonds, either in whole or in part, then the Issuer shall have the right to conduct such buy back as Bonds bought back to be kept/deposited as treasury bond and may thereafter be resold and/or effectuated as full repayment.

6.4

In respect of Bonds bought back by the Issuer to be kept as treasury bond and thereafter resold and/or effectuated as repayment, the Issuer shall have no right to receive any payment for Bond Interest.

6.5	If the Issuer plans to buy back Bonds, either as repayment of Bonds or to be kept (as treasury bond), then it may be done under the following provision:

a.

The Issuer shall announce such plan in 1 (one) Indonesian newspaper which is circulated and published nationally concerning its plan of Bonds buy-back not later than 2 (two) Business Days before the commencement date of the offering of Bonds buy back.

b.	The announcement shall contain:

1)	The term/period of Bonds buy back offering where the Bondholders may submit offering to sell Bonds owned by specifying the prices they wish to the Issuer;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2)	The maximum amount of fund for the Bonds buy back and the maximum target prices of Bonds buy back;

3)	The payment date of Bonds buy back shall be not later than 2 (two) Business Days as of the termination date of the offering period of Bonds buy back.

4)	The Bondholders submitting the offering to sell to the Issuer during the offering period shall attach:

-	Written Confirmation of KSEI concerning the total number of Bonds to be sold where no account transfer may not be allowed among the Stock Accounts until the payment date of Bonds buy back;

-	Personal identity card while making an offering to sell;

-

Statement that the Bonds to be sold by such Bondholders to the Issuer are free and clean from any dispute/claim/ charge/ encumbrance/security and may not be sold and purchased by Bondholders so that the Bonds may not be overbooked or transferred between Stock Accounts until the payment date of Bonds buy back.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5)

The Issuer shall carry out Bonds buy back from the lowest price offered by the Bondholders (however, it is preferred the offering to sell of Bondholders that is not from Affiliation Companies) in the offering period of Bonds buy back, provided however that if there are some Bondholders making an offer at the same price and the number of Bonds offered by the Bondholders exceed the maximum funds or exceed the balance of Bonds buy back fund, then the Issuer shall buy the Bonds proportionally in respect of such Bonds.

6)

The Issuer shall have no obligation to buy the whole Bonds offered by the Bondholders for buy back during such offering period of Bonds buy back if the price of offering to sell proposed by Bondholders is exceeding the price target expected by the Issuer as set out in point 2) of this Article;

7)

If the Issuer cancels any buy back, then the Issuer shall announce and advertise it in 1 (one) Indonesian daily newspaper which is nationally circulated and published concerning such cancellation completed with the reasons thereof not later than the last day of the offering period of Bonds buy back.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

c.

The Issuer shall strictly maintain and keep the confidentiality of any and all information concerning Bonds offering to be sold to any parties whosoever that has been delivered by the Bondholders during the offering period of Bonds buy back.

d.

Not later than 2 (two) Business Days as of the Bonds buy back as set out hereinabove, the Issuer is obliged to announce and advertise concerning the Bonds buy back in 1 (one) Indonesian daily newspaper which is nationally circulated and published. The following matters shall be contained in such announcement/advertisement:

-	The nominal sum of the Bonds buy back by specifying the Bonds nominal value that has been fully paid and/or the nominal value of Bonds buy back which is to be deposited/kept as treasury;

-	The lowest price limits until the highest prices that have been done.

e.

The Issuer shall report to the Trustee within 1 (one) Business Day as of the Bonds buy back, and to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Stock Exchange and KSEI not later than 2 (two) Business Days as from the date of buy back.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

f.

In addition to the provision as referred to in point e hereinabove, the Issuer is also be obliged to submit to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) all the documents of the offering to sell that have been delivered by the Bondholders during the offering period of Bonds buy back not later than 2 (two) Business Days as of the date when Bonds buy back is completely done.

6.6	The Issuer may carry out Bonds buy back without posting any announcement/advertisement as referred to in paragraph 6.5 of this Article under the following provisions:

a.	The nominal value of buy back is not more than 5% (five percent) of the Bonds amount that has not been fully paid for every transaction in 1 (one) year period.

b.	The Bonds bought back is not owned by Affiliation Companies.

c.	The Bonds bought back shall only be deposited/kept which may be resold thereafter.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

For the Bonds buy back as referred to in this paragraph, the Issuer shall report to the Trustee within 1 (one) Business Day period as of the date of Bonds buy back, and to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) not later than 2 (two) Business Days as from the date of Bonds buy back.

6.7

The Issuer shall report to the Trustee and KSEI concerning the Bonds owned by the Issuer to be kept/deposited within 5 (five) Bourse Days before the Payment Date of Bond Interest or 1 (one) Bourse Day before the date of Registration of Bondholders who are entitled to payment of Bond Interest subject to KSEI regulation.

6.8

If pursuant to paragraph 6.3 of this Article, the Issuer proceeds the buy back of Bonds, either in whole or in part, and effect such buy back, either in whole or in part, as repayment, then the Issuer shall report the event to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Trustee, KSEI and Stock Exchange not later than 2 (two) Business Days before the Repayment Date. Provided however that if the Issuer proceeds the buy back of the whole Bonds as a Repayment, then the Issuer shall announce or advertise it in 1 (one) Indonesian daily newspaper which is nationally circulated and published not later than 2 (two) Business Days after the Repayment Date as specified hereinabove and accordingly, Trusteeship Agreement shall be terminated.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

6.9

Bonds that has been fully paid for the purpose of Repayment in connection with paragraph 6.8 hereof shall be cancelled, and shall not be issued or resold without being necessary to declare such matter in any deed whatsoever (notarization).

6.10

In the event the Bonds are paid partially, then the Issuer shall deliver the new Certificate of Jumbo Bonds to KSEI to be exchanged with the old Certificate of Jumbo Bonds on the same day as the partial repayment date of the Bonds, with the Bond Principal amount payable after less the amount of Bonds which is partially paid.

ARTICLE 7

GUARANTEE

Bonds shall not be guaranteed or secured by any collateral security specially served for such purpose in form of any goods, objects, revenues, or income or other assets of and owned by the Issuer in any form whatsoever nor is it guaranteed by any other party whosoever.

Any and all assets of the Issuer, both movables and immovables, either currently existing or to be hereafter existing, except the Issuer’s assets that have been specially guaranteed or secured to its creditors as security for any debts of the Issuer to any and all its creditors who are not specially guaranteed or without any privileges including Bonds in pari passu under Trusteeship Agreement, pursuant to Article 1131 and Article 1132 of the Indonesian Civil Code.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 8

POWER OF ATTORNEY FROM BOND HOLDERS

TO TRUSTEE

8.1

As from the Issue Date, each and every Bondholders shall comply with and abide by Trusteeship Agreement and shall agree to and approve any and all actions that have been performed by Trustee in connection with the preparation and execution of Trusteeship Agreement and to execute and sign Trusteeship Agreement as well as to approve for and hereby now and hereinafter at such time, collectively authorize Trustee without being necessary of vesting any new power of attorney specially required from Bondholders in exercising any and all the rights of the Bondholders without any exception whatsoever under the Bonds, with due observance of Trusteeship Agreement and any and all the documents and instruments or arrangements in connection with such agreements including to perform, defend, or protect the interest of every Bondholders before any judicial bodies including commercial court or before any arbitration proceeding or tribunals. Therefore, Bondholders shall be duly represented by the Trustee as a party to Trusteeship Agreement, and any and all the documents and instruments or arrangements in connection with such agreements completed with the attachments, annexes and amendments thereto as may be executed hereinafter and as the party performing, defending, or protecting the interest of every Bondholders before any judicial bodies including commercial court or before any arbitration proceeding or tribunals.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

8.2

Subject to and in strict accordance with the provisions of the prevailing laws and regulations including but not limited to the laws and regulations in Capital Market sector, such power of attorney as well as any and all such other power of attorneys so vested in and under Trusteeship Agreement, Acknowledgement of Indebtedness, and such other approvals, consents, or agreements executed in connection such agreements shall constitute an important, integral, and inseparable part to the Trusteeship Agreement, so that such power or attorneys may not be annulled or terminated due to any reasons whatsoever including for any causes as governed in Article 1813, Article 1814 and Article 1816 of the Indonesian Civil Code.

8.3

Insofar as there are existing Bondholders, Trusteeship Agreement shall be in full force and effect as the perfect evidence concerning the authorization from Bondholders to Trustee as set out in Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

8.4

Any authorizations from the Bondholders to the Trustee as referred to in Trusteeship Agreement shall also include the power to make and execute any amendment to Trusteeship Agreement with regard to any and all matters resolved in General Meeting of Bondholders (GMB) and approved by the Issuer.

ARTICLE 9

FULL REPAYMENT OF BOND PRINCIPAL

9.1

Subject to and with due observance of the provisions of Article 5 and Article 6 of Trusteeship Agreement, the Issuer shall make repayment of Bond Principal on the 5th (fifth) anniversary as from the Issue Date for A-Series Bonds and on the 7th (seventh) anniversary as from the Issue Date for B-Series Bonds.

9.2

Such Payment of Bond Principal shall be made by the Issuer to the Bondholders through Paying Agent on the date as referred to in paragraph 9.1. hereof and payment to the Paying Agent in accordance with the provisions of Trusteeship Agreement shall be deemed having been fully settled and made to Bondholders which shall be payable and due and shall release the Issuer from any obligations to pay such Bond Principal if, for any reasons whatsoever excluding the omission or faults by the Issuer, the payment of Bond Principal cannot be made to Bondholders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 10

REPRESENTATION AND GUARANTEE BY TRUSTEE

Trustee shall represent and guarantee that the following matters are correct:

10.1	Trustee shall be entitled, have right and authority to act as Trustee.

10.2

Trustee shall bind itself to perform its duties and or obligations as Trustee with full commitment, integrity and in order to act prudently and sensibly solely for the interest of and in favor of Bondholders.

10.3

Trustee shall be held accountable to Bondholders for any losses suffered due to negligence or recklessness of Trustee or any actions resulting from any conflict of interest in connection with the Trustee duties as set forth in Trusteeship Agreement.

10.4	On the signing date of Trusteeship Agreement, Articles of Association of Trustee, shall accordingly conform to this deed.

And in addition, until the signing date of Trusteeship Agreement under this deed, there shall be no other deeds, instruments or such other documents containing any amendment to the Articles of Association of Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

10.5	On the signing date of Trusteeship Agreement, the members of Board of Directors of the Trustee and Board of Commissioners of the Trustee is as follows:

BOARD OF DIRECTORS:

• President Director	: Sofyan Basir;

• Director	: Abdul Salam;

• Director	: Sarwono Sudarto;

• Director	: Lenny Sugihat;

• Director	: Agus Toni Soetirto;

• Director	: Sulaiman Arif Arianto;

• Director	: Sudaryanto Sudargo;

• Director	: Bambang Soepeno;

• Director	: Suprajarto;

• Director	: Asmawi Syam;

BOARD OF COMMISONERS:

• President Commissioner concurrently serving Independent Commissioner	: Bunasor Sanim

• Independent Commissioner	: Bangun Sarwito Kusmuljono;

• Independent Commissioner	: Aviliani;

• Independent Commissioner	: Baridjussalam Hadi;

• Commissioner	: Saifullah Yusuf;

• Commissioner	: Agus Pakpahan;

• Commissioner	: Agus Suprijanto;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

10.6

That for the preparation of the Trusteeship Agreement, the Trustee has obtained permits, consents, or approvals as required under Articles of Association of the Trustee and the prevailing laws and regulations in effect to the Trustee.

10.7

The preparation/execution of Trusteeship Agreement as well as any and all other documents executed in connection with the Trusteeship Agreement have been done accordingly by the Trustee in accordance with the provisions or the prevailing laws and regulations and have been duly signed for and on behalf of Trustee and shall constitute legitimate and binding obligations of the Trustee in accordance with the prevailing laws and regulations in Indonesia.

10.8

The persons signing the Trusteeship Agreement on behalf of the Trustee are those who are entitled, duly authorized by, and have power and authority to act for and on behalf of and shall be duly and lawfully representing Trustee.

10.9	That at the time the signing of Trusteeship Agreement, the Trustee shall not provide any debt or loans to the Issuer.

10.10

The Trustee hereby declares and represents to be held fully liable for any statement, representation and guarantee given by the Trustee under Trusteeship Agreement and therefore, Trustee shall hereby release and hold harmless the Issuer in connection with any of such statement, representation and guarantee given by the Trustee under Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 11

RESTRICTIONS FOR

AND OBLIGATIONS OF THE ISSUER

11.1

As of the agreement date and insofar as any of the Bond Principal and Bond Interest has yet to be fully settled, the Issuer shall undertake and bind itself that the Issuer and insofar as relevant, the Material Subsidiary (the said Material Subsidiary means any of its Subsidiary whose assets are minimum 10% (ten percent) of the total assets of the Issuer on the basis of the last financial statement of the Issuer or whose income is minimum 10% (ten percent) of the total income of the Issuer in the last financial statement of the Issuer, whichever is less), without any written approval from the Trustee, will not perform the following matters:

(a)

To mortgage, collateralize, encumber, and/or pledge, either in part or in whole, the assets of the Issuer and/or grant any permit, consent and/or approval to its Subsidiary in order to mortgage, collateralize and/or pledge, either in part or in whole, the assets of its Subsidiary, entitlement to the income of the Issuer and/or its Subsidiary, either currently existing or to be existing thereafter or to be received hereafter, to any third party whosoever, unless such act of mortgaging, collateralizing, encumbering, and/or pledging any of its assets shall constitute a Permitted Collateral and Guarantee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)	To issue or grant a corporate guarantee or permit its Material Subsidiary (as set out hereinabove) to issue or grant a corporate guarantee to any other party, unless:

(i)	Such corporate guarantee shall constitute a permitted Collateral and Guarantee; and/or

(ii)

Such corporate guarantee is granted or issued to secure any debt/payment obligation of its Subsidiary on the basis of natural and common business practice and the amount of such payment obligation/debt being secured at any time shall cumulatively not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

(iii)	Such corporate guarantee is issued or granted to secure the debt of Subsidiary established in connection with the issue plan of the debenture in foreign currencies by its Subsidiary.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(c)

To conduct merger, liquidation, consolidation, acquisition or takeover with or in respect of other company resulting in the winding up or dissolution of the Issuer or having negative impact to the sustainability of Issuer’s businesses or to issue or grant any approval or consent to its Subsidiary undertaking its businesses in Core Business Activities of the Issuer in order to conduct merger, liquidation, consolidation, acquisition or takeover with other company resulting in the winding up or dissolution of its Subsidiary or shall have negative impact to the sustainability of its Subsidiary business except for the purpose of Restructuring Activity of the Issuer.

(d)	To provide debt or loan to other party whosoever, except those in connection with the Permitted Receivable.

(e)	To sell, assign, dispose, or transfer the Issuer’s assets or the Issuer’s Core Business Activities, either partly or wholly, except:

(i)	For the purpose of Restructuring Activity of the Issuer; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)

Sales, assignment, disposal, or transfer of assets done in 1 (one) consolidated transaction which in 1 (one) current year does not exceed 10% (ten percent) of its total consolidated, fixed net assets, on the basis of the last consolidated financial statement of the Issuer that has been audited and insofar as it does not adversely affect the Core Business Activities of the Issuer.

(f)

To issue Bonds or such other debentures or instruments of indebtedness which are superior or the payment thereof shall be prioritized/ preemptive over the Bonds subject to the permitted Collateral and Guarantee.

(g)	To make any modification or change to the Issuer’s business fields to other businesses beyond the telecommunication and information technology sector.

11.2	Granting of written approval as referred to in paragraph 11.1 of this Article shall be done by the Trustee under the following provisions:

(a)	Proposal/request for the approval will not be unreasonably disapproved or withheld.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)

The Trustee is obliged to give any approval, make refusal or request additional data/other supporting documents within 7 (seven) Business Days after the proposal and its full and correct supporting documents are completely received by the Trustee and if within the 7 (seven) Business Days the Issuer does not receive any approval, refusal or request for additional data/other supporting documents from the Trustee, then it is deemed that the Trustee grants its approval; and

(c)

If the Trustee requests additional data/other supporting documents, then the approval or refusal shall be granted by the Trustee within 10 (ten) Business Days after the data/other supporting documents are completely received by the Trustee and if within the 10 (ten) Business Days the Issuer does not receive any approval or refusal from the Trustee, then it is deemed that the Trustee grants its approval.

11.3	As of the date of Trusteeship Agreement and insofar as any Bond Principal and Bond Interest have not been fully paid, the Issuer shall undertake and bind itself that the Issuer will:

(a)	Comply with any and all provisions in Trusteeship Agreement and such other agreements in connection with the Issue of Bonds.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)

Pay or deposit the certain amount of monies required for payment of Bond Interest and/or the repayment of Bond Principal which shall be due not later than 1 (one) Bourse Day (in good fund) before the Payment Date of Bond Interest and/or the Repayment Date of Bond Principal into KSEI account.

(c)	Pay Penalty for any negligence or failure to make payment of 2% (two percent) above the applicable Interest Rate on Bonds for any Amount Payable or overdue payment.

-

Such penalty shall be calculated on daily basis provided that 1 (one) year is equal 360 (three hundred and sixty) Calendar Days and 1 (one) month equal to 30 (thirty) Calendar Days and until the effective payment of such penalty as referred to above. Payment of penalty paid by the Issuer shall constitute the rights of Bondholders and shall be made to Bondholders proportionally on the basis of the amount of Bonds being held.

(d)

Maintain and defend the position of the Issuer and its Subsidiary as limited liability companies and legal entity (except for the purpose of Restructuring Activity of the Issuer) and any important approvals, licenses, or permits currently being held by the Issuer and its Subsidiary and shall immediately submit application for approvals, licenses, or permits if such approvals, licenses, or permits expire or are required to operate its business activities.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(e)

Maintain the accounting system and cost management supervision in accordance with good accounting principles and other sufficient notes or accounts or records to accurately describe the financial condition of the Issuer, its Subsidiary and operation result and they shall be applied consistently.

(f)

Immediately notify the Trustee in respect of every significant event or condition of the Issuer and/or its Subsidiary which may have material impact to the full performance of the obligations by the Issuer for the purpose of the issue of Bonds and redemption/repayment of Bonds.

(g)	Notify in writing to the Trustee not later than 2 (two) Business Days after the occurrence of any of the following events:

(i)

Resolution of General Meeting of Shareholders in connection with an amendment to the Articles of Association or the restructuring of Board of Directors and Board of Commissioners of the Issuer and/or its Subsidiary, distribution of dividends to the Issuer shareholders;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)

Any criminal proceeding, criminal case, civil case, administration case and labor cases involving the Issuer and its Subsidiary which may materially affect or influence the capability of the Issuer/Subsidiary in fully performing and fulfilling its obligations on the basis of the whole Issuance Documents.

(h)

To ensure that the payment obligations by the Issuer to the Bondholders under and pursuant to the Trusteeship Agreement at all times shall have an equal position (in pari passu) to any obligations to other creditors except obligations to the preference creditor.

(i)	Deliver to the Trustee:

(i)

Copy of the reports submitted to Supervisory Board and Financial Institution (BAPEPAM & LK), Stock Exchange at which shares, American Depository Shares, or Bonds of the Issuer are listed and KSEI within not later than 2 (two) Business Days after the reports are submitted to the parties specified hereinabove;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)

Consolidated, Annual Financial Statement that has been audited by a public accountant registered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) not later than 120 (one hundred and twenty) Business Days after the closing bookkeeping date of the Issuer;

(iii)

Consolidated, Quarterly or 3 (three) Months Financial Statement at the same time as the submission of the statement/report to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Stock Exchange or not later than:

-	30 (thirty) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is not completed with accountant statement/report; or

-

60 (sixty) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is completed with accountant statement/report for the purpose of limited review/private analysis; or

-

90 (ninety) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is completed with accountant statement/report giving opinion concerning the classification or reasonableness of the financial statement in general;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(j)

To maintain and defend the assets of the Issuer and its Subsidiary so that they are always in a good condition and always insure such assets to the good reputable, bona fide insurance company under the terms and conditions as commonly performed by the Issuer and generally applicable in the same kinds of businesses.

(k)

To grant permit to or allow the Trustee, during the Business Days and Business Hours, to make personal visits at the premises of the Issuer and its Subsidiary and to check and verify on the permits, consents, approvals and financial accounts or records insofar as it is not in contravention of the prevailing regulations, by a prior notification to the Issuer submitted not later than 3 (three) Business Days before such visit.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(l)	Meet financial obligations pursuant to the consolidated financial report of the Issuer and its Subsidiary as follows:

(i)	the ratio of aggregate Debt to Equity shall not at any time exceed 2.5: 1 (two point five to one) as stated in every quarterly consolidated financial statements;

(ii)	the ratio of EBITDA to Debt interest shall not at any time exceed 3 : 1 (three to one) as stated in every audited annual consolidated financial statements;

(iii)	the ratio between total Debt to EBITDA shall not exceed 3.5 : 1 (three point five to one) as stated in every audited annual consolidated financial statements;

(iv)	maintain a minimum Adjusted, Consolidated Capital at any time insofar as the Amount Payable remains outstanding at no less than Rp. 5,000,000,000,000.00 (five trillion rupiah).

(m)

To perform the rating of Bonds in strict accordance with the Regulation number : IX.C.11 regarding the Rating of Payable Stock together with any of its amendments and or such other regulations as the Issuer shall comply with.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Article 12

EVENT OF NEGLIGENCE AND ITS LEGAL CONSEQUENCES

12.1

In the event of any of the conditions or events set out in paragraph 12.5 of this Article and such condition or event occurs and persists for 15 (fifteen) Business Days after the written reprimand is received from the Trustee without any improvement efforts that the Issuer shall commence in order to eliminate such an event, then:

a.

The Trustee shall have right to notify such an event to the Bondholders by advertising it in 1 (one) Indonesian daily newspaper which is nationally circulated and published and 1 (one) Indonesian daily newspaper which is at least locally circulated and published at the domicile of the Issuer.

b.	The Trustee shall have right to declare that, as a result, any and all Bond Interest shall become due and collectible in full and all at once; and

c.

The Trustee shall also, at its own discretion, have right to summon and call General Meeting of Bondholders (GMB) subject to the provisions and procedures under Trusteeship Agreement and in the said General Meeting of Bondholders (GMB), the Trustee shall make an inquiry to the Issuer to give clarification/explanation in connection with such negligence.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

12.2

If General Meeting of Bondholders (GMB) (RUPSI) cannot accept the clarification/explanation and the reasons provided by the Issuer, or if the Issuer fails to give any clarification/explanation to General Meeting of Bondholders (GMB), then General Meeting of Bondholders (GMB) may, at the same time, determine the steps that need to be taken to the Issuer in connection with such Bonds.

12.3

If General Meeting of Bondholders (GMB) resolves that the Trustee conduct any legal actions in order to force debt collection to the Issuer, then the Trustee, within such time specified by the resolution of General Meeting of Bondholders (GMB), shall submit the invoice to collect payment and seek to perform or resort any legal actions in relation to the payment collection to the Issuer.

12.4

Any and all costs in relation to the service of summons and convention of General Meeting of Bondholders (GMB), and any legal actions conducted in connection with such an Event of Negligence shall be borne and reimbursed by the Issuer.

12.5	Event of Negligence as referred to in paragraph 12.1. hereof shall include one or more of the following circumstances or occurrences:

(a)	The Issuer neglects or fails to fully pay and settle Bond Principal on Repayment Date of Bond Principal and/or Bond Interest on Payment Date of Bond Interest to Bondholders; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)

The Issuer neglects or fails perform or comply with one or more of the provisions contained in Trusteeship Agreement which materially have negative impact to the capability of the Issuer to fully perform its obligations under Trusteeship Agreement;

c.	The Issuer is dissolved (other than dissolution due to a merger) or declared bankrupt; or

d.

If any Court or any competent authority or government agencies or institutions, seizes, forecloses, or takes away Issuer assets, either wholly or mostly, or has taken any actions to debar or prevent the Issuer to run, either wholly or mostly, Issuer businesses so that it may materially affect the Issuer capability to fully perform its obligations so set forth in Trusteeship Agreement; or

e.

If most rights, permits, licenses, consents, and other approvals from the Government of the Republic of Indonesia held by the Issuer and/or its Subsidiary are revoked, annulled and declared invalid, or the Issuer and/or its Subsidiary fails to obtain any permits, licenses, consents, or approvals as required by the provisions of the prevailing laws and regulations, which shall materially have negative impact to the continuation of the Issuer businesses and materially adversely affects the Issuer capability to fully perform its obligations as set forth in Trusteeship Agreement; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

f.

If any information, representations, undertaking, and guarantees of the Issuer concerning its corporate condition or its financial status or its financial conditions is materially non-conformity with or fails to represent the facts or is untrue or incorrect, including any representations and guarantees by the Issuer as referred to in Article 15 of Trusteeship Agreement; or

g.

If the Issuer and/or its Subsidiary is declared negligent or in default in connection with any agreement of indebtedness between the Issuer and/or its Subsidiary with one of its creditors, either currently existing or hereafter to be existing, for the facility amount equal to or more than 10% (ten percent) of Issuer revenues or 20% (twenty percent) of Issuer equity, whichever is less; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

h.

The Issuer or its Subsidiary under or by any court order or decision having permanent and conclusive force of law is obliged to pay an amount of fund to any third party which, if paid, then it shall materially affect the capability of the Issuer to fully perform its obligations under Trusteeship Agreement.

12.6

By waiving every provision of Trusteeship Agreement which shall expressly provide otherwise, the Trustee shall have right to declare an event of default and therefore shall declare that any and all sums payable shall become due in full and all at once in any Event of Negligence as referred to in paragraph 12.5 points (c), (d) and/or (f) hereof and to seek and take such other legal actions in connection with such matters herein set out.

Article 13

GENERAL MEETING OF BOND HOLDERS

For the purpose of the convention of General Meeting of Bondholders (GMB), the required quorum, rights to vote and adoption of meeting resolutions, the following provisions shall be effective without prejudice to the provisions of Capital Market Regulation and other prevailing laws and regulations in Capital Market sector and Stock Exchange regulations at which the Bonds are registered:

13.1	General Meeting of Bondholders (GMB) shall be convened at any time pursuant to the provisions of this Article, including for the following purposes:

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

a.	To deliver or convey any notification to Issuer or Trustee or to give directions or instructions to the Trustee or to take such other actions.

b.	To discharge the Trustee and to appoint the substitute Trustee subject to the provisions set forth in Trusteeship Agreement.

c.

To take such other actions so authorized to be taken for or on behalf of Bondholders including but not limited to amend Trusteeship Agreement with due observance of the provisions set forth in Trusteeship Agreement and the prevailing laws and regulations.

d.

To adopt any resolution in connection with any change or modification of the sum of Interest Rate on Bonds, any amendment to the procedures for payment of Bond Interest and/or the Bond Principal including conversion of Bonds into Issuer equity subject to the provisions of the prevailing laws and regulations, any change of period/term of Bonds, and any amendment to Trusteeship Agreement for the purpose of such modifications, amendments or changes set forth hereinabove, which provisions on such modifications, amendments or changes set forth hereinabove may only be requested by the Issuer, if the Issuer is negligent as referred to in Article 12 of Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

e.

To adopt any resolution required and necessary in connection with the intention of the Issuer or Bondholders duly representing at least 20% (twenty percent) of the sum of Bond Principal that is still outstanding, in order to make cancellation or annulment of Bond Registration at KSEI pursuant to the provisions of Capital Market Regulation and KSEI Regulation.

f.	To adopt any resolution regarding force majeure event in case no agreement or amicable settlement is reached between the Issuer and Trustee.

g.	To take such other actions required for the interest of Bondholders pursuant to the provisions of Trusteeship Agreement and/or the prevailing laws and regulations.

h.	To adopt any resolution in connection with the occurrence of Event of Negligence as referred to in Article 12 of Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.2	Subject to the provisions of the prevailing regulation in Capital Market sector, General Meeting of Bondholders (GMB) may be convened in case:

a.

One or more Bondholders duly representing at least 20% (twenty percent) of the sum of Bond Principal that is still outstanding (excluding the sum of Bond Principal owned by the Issuer and/or its Affiliation Companies) submit a written proposal to the Trustee in order to convene General Meeting of Bondholders (GMB) by specifying the meeting agenda proposed and attaching the original copy of Certificate of Meeting Notification (KTUR) from KSEI which is obtained through Account Holders and shall present the original copy of Certificate of Meeting Notification (KTUR) to the Trustee, unless otherwise provided by the Trustee, provided however that as of the issue of Certificate of Meeting Notification (KTUR), the Bonds shall be suspended/freezed by KSEI, for any amount of Bonds as specified in Certificate of Meeting Notification (KTUR). The revocation or suspension or Bonds by the KSEI may only be done after a written approval is obtained from the Trustee.

b.	The Trustee or Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) or the Issuer shall deem necessary to convene General Meeting of Bondholders (GMB).

13.3.	a.

The Trustee shall serve an notification or summons for General Meeting of Bondholders (GMB) and convene a General Meeting of Bondholders (GMB) not later than 30 (thirty) Calendar Days as from the receipt of the Meeting proposal/request. In the event of the Trustee refuses the proposal from Bondholders or the Issuer to convene General Meeting of Bondholders (GMB), then the Trustee shall give written notification containing the reasons thereof to the person proposing with copies forwarded to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) not later than 21 (twenty one) Calendar Days after the receipt of such proposal/request.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

The Trustee shall deliver a plan on the convention of General Meeting of Bondholders (GMB) not later than 7 (seven) Calendar Days before the date of notification/summons of General Meeting of Bondholders (GMB) and shall deliver the results of General Meeting of Bondholders (GMB) not later than 2 (two) Calendar Days after General Meeting of Bondholders (GMB) is convened to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

13.4	Procedures of General Meeting of Bondholders (GMB):

a.	General Meeting of Bondholders (GMB) may be convened at the domicile of Issuer or such other places at which Bonds are listed or any other places as mutually agreed by the Issuer and Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Notification/summons of General Meeting of Bondholders (GMB) shall be served 2 (two) times and advertised/posted at least in 2 (two) Indonesian language newspapers which are nationally circulated and published, however provided that the first notification shall be served 14 (fourteen) Business Days before the General Meeting of Bondholders (GMB) is held and the second notification shall be served 7 (seven) Business Days before the General Meeting of Bondholders (GMB) is held.

c.	The notification or summons shall be explicitly specifying the date, hour, place and agenda of General Meeting of Bondholders (GMB).

d.

General Meeting of Bondholders (GMB) shall be chaired and presided over by Trustee and the Trustee is obliged to prepare the agenda of General Meeting of Bondholders (GMB) and the materials of General Meeting of Bondholders (GMB) and shall also appoint a Notary Public that shall draw up the minutes of General Meeting of Bondholders (GMB). In the event that General Meeting of Bondholders (GMB) is to replace Trustee proposed by the Issuer or Bondholders, General Meeting of Bondholders (GMB) shall be chaired by the Issuer or Bondholders proposing such General Meeting of Bondholders (GMB) and the Issuer or Bondholders proposing General Meeting of Bondholders (GMB) shall prepare the agenda of General Meeting of Bondholders (GMB) and the materials of General Meeting of Bondholders (GMB) and shall also appoint Notary Public that shall draw up minutes of such General Meeting of Bondholders (GMB).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

e.

Bondholders entitled to be present in General Meeting of Bondholders (GMB) are the Bondholders holding Certificate of Meeting Notification (KTUR) and whose names are registered in the Register of Certificate of Meeting Notification (KTUR) issued by KSEI.

f.	Bondholders attending General Meeting of Bondholders (GMB) are obliged to submit Certificate of Meeting Notification (KTUR) to Trustee.

g.	One Unit of Bonds Account Transfer shall confer the right to its Holder to cast 1 (one) vote. Vote shall be cast in writing and signed by specifying Certificate of Meeting Notification (KTUR) number.

h.	Blank vote, abstain vote, and invalid vote shall be deemed invalid and not having been cast including Bonds held by the Issuer and/or its Affiliation Companies.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

i.

Any and all Bonds kept at KSEI are suspended so that such Bonds may not be account-transferred for 3 (three) Bourse Days before the date of General Meeting of Bondholders (GMB) until the end of General Meeting of Bondholders (GMB), proven by a notification from the Trustee or after obtaining approval from the Trustee.

j.	Before General Meeting of Bondholders (GMB) is convened, the Issuer shall make a statement concerning Bonds that the Issuer and/or its Affiliation Companies hold.

k.

Except for any costs arising from the resignation of Trustee as referred to in Article 3 paragraph 3.8 point c of Trusteeship Agreement, any reasonable costs in connection with the advertisement or announcement of notification/summons of General Meeting of Bondholders (GMB) summons and the advertisement or announcement of the results of General Meeting of Bondholders (GMB) and any and all costs arising from General Meeting of Bondholders (GMB) including but not limited to the Notary Public costs or fees and rental of rooms shall be borne to the Issuer and the Issuer shall undertake to fully pay all such costs.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

l.

In respect of the convention of General Meeting of Bondholders (GMB), the minutes of General Meeting of Bondholders (GMB) shall be drawn up by Notary Public as the evidence instrument binding all the Bondholders, Trustee and the Issuer. The Trustee shall announce and advertise the resolutions of General Meeting of Bondholders (GMB) by posting such an advertisement in at least 1 (one) Indonesian daily newspaper circulated nationally within not later than 7 (seven) Business Days after the convention date of the General Meeting of Bondholders (GMB).

m.

If the minimum quorum for the first General Meeting of Bondholders (GMB) is not met, then the second General Meeting of Bondholders (GMB) may be convened with the same agenda not earlier than 10 (ten) Business Days and not later than 21 (twenty one) Business Days after the first General Meeting of Bondholders (GMB) provided however that re-notification/re-summons to the Bondholders shall be served not later than 7 (Seven) Business Days before the convention of the second General Meeting of Bondholders (GMB) by advertising it in at least 1 (one) Indonesian daily newspaper which is nationally circulated and published.

n.

If the minimum quorum for the second General Meeting of Bondholders (GMB) is not met, then the second General Meeting of Bondholders (GMB) may be convened with the same agenda not earlier than 10 (ten) Business Days and not later than 21 (twenty one) Business Days after the second General Meeting of Bondholders (GMB) provided however that re-notification/re-summons to the Bondholders shall be served not later than 7 (Seven) Business Days before the convention of the third General Meeting of Bondholders (GMB) by advertising it in at least 1 (one) Indonesian daily newspaper which is nationally circulated and published.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.5	Without prejudice to the provisions contained in the Capital Market Regulation and Stock Exchange Regulation and such other prevailing laws and regulations:

a.	Except for any reasons set out in paragraph 13.5 point b of this Article, then:

i.

General Meeting of Bondholders (GMB) may be convened if it is attended by the Bondholders or their legal proxies duly representing at least  2/3 (two thirds) of the amount of Bond Principal which is still outstanding (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) and it is approved by more than  1/2 (half) of the amount of Bond Principal which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ii.

The second General Meeting of Bondholders (Second RUPSI) shall be valid and reserve right to adopt any valid and binding resolutions if attended by Bondholders or their proxies or attorneys duly representing at least  2/3 (two thirds) of the amount of Bond Principal which is still outstanding (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) and it is approved by more than  1/2 (half) of the amount of Bond Principal which is still outstanding and/or which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

iii.

The third General Meeting of Bondholders (Third GMB) shall be valid and reserve the right to adopt any valid and binding resolutions without requiring any minimum quorum of attendance insofar as such matter is approved by more than  2/3 (two thirds) of the amount of Bond Principal which is still outstanding and/or which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Special for General Meeting of Bondholders (GMB) in response to the Issuer’s proposal and intention to resolve any changes/conversions of Bond Interest, amendment to the procedures for the payment of Bond Interest, and/or the Bond Principal, including any conversion of Bonds into the Issuer’s equity, change of the period/term of Bonds and amendment to Trusteeship Agreement for the purpose of such changes, modifications, conversions or amendments set out hereinabove, then any of such changes, modifications, conversions or amendments may be done if the Issuer is negligent as referred to in Article 12 of Trusteeship Agreement, under the following provisions:

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

i.

General Meeting of Bondholders (GMB) may be convened if it is attended by the Bondholders or their legal proxies duly representing at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

ii.

Second General Meeting of Bondholders (Second GMB) may be convened if it is attended by the Bondholders or their legal proxies duly representing at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

iii.

If the minimum quorum for the second General Meeting of Bondholders (Second GMB) is not meet, then Third General Meeting of Bondholders (Third RUPSI) may be convened if it is attended by the Bondholders or their legal proxies duly representing at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least  3/4 (three fourths) of the amount of Bond Principal which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Bondholders (GMB) (excluding the amount of Bonds held by the Issuer and/or its Affiliation Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.6

If Bonds are owned by the Issuer under or due to buy back and/or owned by the Affiliation Companies, then the number of the votes shall not be counted in attendance quorum for General Meeting of Bondholders (GMB) and shall not have the right to vote.

13.7	The Issuer, Trustee and Bondholders shall abide by, comply with and be bound by any resolutions so adopted by the Bondholders in any General Meeting of Bondholders (GMB).

13.8

Further regulations regarding the convention and procedures of General Meeting of Bondholders (GMB) may be made and if deemed necessary, it shall be revised, perfected, or amended by the Issuer and Trustee subject to and with due observance of the prevailing laws and regulations in the Republic of Indonesia and subject to the provisions of Article 18 paragraph 18.2 of Trusteeship Agreement.

13.9

If the provisions regarding General Meeting of Bondholders (GMB) shall otherwise be provided by the prevailing laws and regulations in Capital Market sector, then such laws and regulations shall prevail and take precedent.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Article 14

TRUSTEE NEGLIGENCE

If the Trustee is negligent or commits a default and breach of any of the provisions of Trusteeship Agreement, then the provisions of Article 1267 of the Indonesian Civil Code shall prevail except for the right of the Issuer to petition for the annulment or discontinuation/termination of Trusteeship Agreement.

ARTICLE 15

REPRESENTATION AND GUARANTEE BY THE ISSUER

The Issuer shall hereby represent and guarantee to the Trustee and Bondholders as follows:

15.1

As at the signing date of Trusteeship Agreement, Articles of Association of the Issuer shall be defined in the engrossment of this deed. In addition to such Deeds as specified hereinabove as at the signing date of Trusteeship Agreement under this deed, there are no other deeds, instruments, or documents containing amendment to the Articles of Association of the Trustee.

15.2	The Core business area of the Issuer shall be a network provider and/or telecommunication services and information technology services.

15.3	On the signing date of Trusteeship Agreement, the structure of Board of Directors and Board of Commissioners of the Issuer shall be as follows:

BOARD OF DIRECTORS:

• President Director	: Harry Sasongko Tirtotjondro;

• Director	: Kaizad Bomi Heerjee;

• Director	: Fadzri Sentosa;

• Director	: Peter Wladyslaw Kuncewicz;

• Director	: Stephen Edward Hobbs;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

BOARD OF COMMISSIONERS;

• President Commissioner	: Abdulla Mohammed S.A. Al Thani;

• Commissioner	: Jarman;

• Commissioner	: Rionald Silaban;

• Commissioner	: Nasser Mohd A Marafih;

• Commissioner	: Rachmad Gobel;

• Commissioner	: Richard Farnsworth Seney;

• Independent Commissioner	: Setyanto Prawira Santosa;

• Independent Commissioner	: Soeprapto;

• Independent Commissioner	: Thia Peng Heok George;

• Independent Commissioner	: Michael Francis Latimer;

15.4

Registration Statement of the Issue of Bonds and any amendment thereof to be delivered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and Prospectus to be circulated shall not contain any false or falsified information concerning material facts and does not neglect or omit not to mention any significant facts that must be incorporated or necessary to be incorporated so that such information is not misleading and the preparation of the Prospectus shall meet the requirements stipulated by the Chairman of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.5

The Issuer has filed the application for and obtained any and all significant licenses, permits, consents, and approvals that the Issuer is required to hold and have and the Issuer shall control its assets and property and have the capability to run its businesses and perform its activities that it is currently conducting and as the knowledge of the Issuer, it shall not violate, neglect, omit, or to comply with the prevailing laws and regulations or significant licenses, permits, consents, and approvals so required that it may adversely affect the Issuer business activities materially or to any portion of the Issuer assets or property.

15.6

Except any things that are disclosed in the Prospectus and Annual Financial Statement, the Issuer, on the signing date of Trusteeship Agreement, does not involve in any cases, either civil or criminal, or any arbitration cases or administrative cases that may affect the Issuer capability to fully perform its obligations under Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.7

The signing of Issue Document in connection with the Issue of Bonds shall not violate nor shall it constitute any violation or breach of the terms and conditions and/or nor shall it constitute a negligence under any agreement of indebtedness, mortgage, interest right or such agreement or other instruments or documents to which the Issuer is one of the parties on the signing date of Trusteeship Agreement or under the Articles of Association of the Issuer and to the knowledge of the Issuer, such other prevailing laws and regulations enforced in Indonesia and shall be enforced to the Issuer or a final and conclusive decision at the final instance of any Indonesian court of law or government agencies of the Republic of Indonesia issued to the Issuer, which shall have significant effect to the Issuer’s business.

15.8

Except any liabilities and insofar as presented in the Issuer’s last financial statement closing as at 30-06-2009 (the thirtieth day of June of two thousand nine) audited by Accountant Public Office Purwantono, Sarwoko & Sandjaja or as notified in writing by the Issuer to Trustee, the Issuer shall not have any other material liabilities, obligations or any conditional liabilities or obligations other than the liabilities or obligations which arise for the purpose of the conduct of regular business undertaking of the Issuer and any obligations in connection with Bonds.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.9

The preparation, execution, or making of any and all the Issuance Documents and such other instruments or documents in connection with the Issuance Documents to which the Issuer is one of the parties, have been done accordingly by the Issuer pursuant to the provisions of the prevailing laws and regulations and such Issuance Documents and such other documents have been executed and signed accordingly on behalf of the Issuer and they shall constitute valid and binding obligations of the Issuer which implementation may be executed under the terms and conditions thereof unless restricted by the prevailing laws and regulations in Indonesia.

15.10

The Issue of Bonds has been duly approved pursuant to the provisions of the Articles of Association of the Issuer and the prevailing laws and regulations; and Bonds shall constitute valid and binding obligations of the Issuer which implementation may be executed under the terms and conditions thereof.

15.11

Any persons signing Trusteeship Agreement and such other agreements in connection with the Issue of Bonds acting for and on behalf of the Issuer shall be the persons duly authorized and competent to sign all the agreements mentioned hereinabove.

15.12

To the best knowledge of the Issuer, any and all financial statements that have been and/or will be submitted by the Issuer to the Trustee shall accurately and correctly represent, describe, and show precise, accurate, and, true financial conditions and assets of the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.13

The Issuer hereby shall release and indemnify the Trustee from any and all liabilities, obligations, or responsibilities in connection with the representations and guarantees provided by the Issuer under Trusteeship Agreement.

Article 16

NOTIFICATION

16.1

Any and all notifications from one party to the other party to Trusteeship Agreement shall be deemed having been done legally and accordingly if signed by the duly authorized persons, officers, or officials and shall be delivered to the address set out hereinunder by registered mail or personally delivered against the corresponding receipt thereof or by telex.

THE ISSUER:

Name :	PT INDOSAT Tbk.;

Address :	Jalan Medan Merdeka Barat Nomor:21;

Jakarta 10110;

Phone :	(021) 3869615;

Facsimile :	(021) 30003757;

Attention :	Board of Directors;

THE TRUSTEE :

Name :	PT BANK RAKYAT INDONESIA (PERSERO) Tbk;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Address :	Desk Investment Banking, Treasury Division; BRI II Building 3rd Floor; Jalan Jenderal Sudirman Nomor:44 – 46; Jakarta 10210;

Phone :	(021) 570 9060 Ext. 2371 and 250 0124;

Facsimile :	(021) 251 1647;

Attention :	Treasury Division Head/Desk Investment Banking Head;

16.2	If either party changes its address, the party making such change of address shall notify to the other party not later than 5 (five) Business Days as from the date of such change of address.

Article 17

MISCELLANEOUS PROVISIONS

17.1

Trusteeship Agreement shall be effective as from the signing date of deed dated 11-09-2009 (the eleventh day of September of two thousand nine) number: 09, drawn up and passed before me, the Notary Public, provided however, that any rights and obligations of the parties arising as from the Issue Date until the Bond Interest are fully paid and settled as well as any and all obligations of the Trustee and the Issuer are fully performed and discharged.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.2

Trusteeship Agreement shall and may not be amended, supplemented, added, and/or novated, either wholly or partly, unless such amendment, supplement, addendum, and/or novation is executed in a written agreement duly signed by Issuer and Trustee and by notifying Supervisory agency for Capital Market and Financial Institutions (BAPEPAM & LK) without prejudice to other provisions under Trusteeship Agreement.

17.3

If either party neglects or fails meet any of its obligations arising due to Bonds or under Trusteeship Agreement, agreements or such other documents or instruments executed, made or issued in relation to the Issue of Bonds, then such party is deemed having been negligent or failed to perform its obligations by the lapse of time and therefore, no further evidence, letter, document, and/or other information shall be required or necessary in any form whatsoever subject to and in strict accordance with the provisions of Article 12 of Trusteeship Agreement.

17.4

Certifying letter from Trustee regarding the amount of Bond Interest and/or Bond Principal and such other sums of monies payable at any time that must be settled and paid by the Issuer to the Bondholders shall constitute a valid evidence for any Amount Payable without impairing the Issuer right to prove that the actual amount payable by the Issuer is less than the amount stipulated by the Trustee. In the event that there is any calculation difference with respect to the Issuer payment obligations, then Trustee together with the Issuer shall make a recalculation.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.5	This Trusteeship Agreement shall be effective to and binding both parties and any of their respective successors, assigns, agents, or proxies.

17.6

Unless otherwise expressly provided herein, if the dates so determined for the payment of Bond Interest or Bond Principal do not fall on any Bourse Days, then such a payment shall be made on the next Bourse Day.

17.7

Any costs arising from and incidental to the preparation and or execution of Trusteeship Agreement, any agreements and such other documents or instruments in connection with the Issue of Bonds and to which the Issuer is one of the parties, shall be borne by and for the account of the Issuer.

17.8

Trusteeship Agreement shall constitute the final approval, consent, and agreement resolved by both parties to Trusteeship Agreement in connection with the subject matters or any things contained under Trusteeship Agreement and therefore, Trusteeship Agreement shall supersede any and all approvals, consents, undertakings, representations, promises, statements, agreements or commitments that have been executed, made, or drawn up the parties before the signing date of Trusteeship Agreement, either verbally or in writing, either directly or indirectly, in connection with the subject matters or any things contained in Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.9

This Trusteeship Agreement and the implementation hereof shall abide by, be construed, and interpreted in accordance with the provisions of the prevailing laws and regulations of the Republic of Indonesia.

Article 18

SETTLEMENT OF DISPUTE

18.1

The parties hereto shall seek, endeavor, make their best efforts to settle, by consensual deliberation in amicable way, any and all disputes or differences, or controversies arising from or in connection with Trusteeship Agreement. In the event that such dispute or difference, or controversy cannot be settled by consensual deliberation in amicable way within 30 (thirty) Calendar Days as from the date of a written notification from either party regarding such dispute (“Grace Period”), then such dispute or different opinion, or controversy shall be referred to and settled through Indonesian Capital Market Arbitration Board (“BAPMI or Indonesian Capital Market Arbitration Board”) in accordance with the rules and regulations of BANI or Indonesian National Arbitration Board and shall comply with the provisions of Law Number : 30 Year 1999 (one thousand nine hundred and ninety nine) regarding Arbitration and Alternative Dispute Resolution (“Arbitration Law”) and any and all amendments thereof, unless otherwise expressly provided under Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

18.2	The parties shall agree that the arbitration process shall be done in the following manners:

(i)	Arbitration process shall be held in Jakarta, Indonesia and in Indonesian language;

(ii)

Arbitrators who will conduct the arbitration process are formed or assembled in an arbitration tribunal consisting of 3 (three) arbitrators where at least 1 (one) arbitrator is a legal counsel who has been registered at Supervisory Board for Capital Market and Financial Institution (BAPEPAM & LK) as or who performs the supporting profession for the capital market (if any);

(iii)	The appointment of arbitrators shall be done not later than 30 (thirty) Calendar Days as from the end of Grace Period.

Each party in dispute shall appoint an arbitrator;

(iv)

Not later than 14 (fourteen) Calendar Days as from the appointment date of both arbitrators by each party, then both arbitrators shall appoint and chose the third arbitrator who shall serve as the Chairman of Arbitration Tribunal;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(v)

If both arbitrators fail to reach an agreement to appoint the third arbitrator, then the selection and appointment of the presiding arbitrator shall be referred and submitted to the Chairman of BAPMI or Indonesian Capital Market Arbitration Board in accordance with the rules and regulations of BAPMI or Indonesian Capital Market Arbitration Board;

(vi)	The parties to Trusteeship Agreement shall provide any assistance to the arbitration tribunal in order to obtain any and all information required to settle the dispute accordingly.

(vii)

The arbitration tribunal shall examine and adjudicate the case and dispute on the basis of the provisions, construction, and interpretation pursuant to Indonesian law as well as the spirit, aims and objectives of Trusteeship Agreement.

(viii)

The award of the arbitration tribunal shall be final, binding and having conclusive and executorial force of law to the parties in the dispute and shall be enforced, executed, and implemented by the parties. The parties shall agree and undertake not to counterclaim, solicit, or seek to annul the award issued by such arbitration tribunal of BAPMI or Indonesian Capital Market Arbitration Board to any court of law whatsoever;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ix)

In order to enforce and execute the award issued by such arbitration tribunal of BAPMI or Indonesian Capital Market Arbitration Board, it shall be done at the permanent, legal domicile at Registrar Office of Central Jakarta District Court in Jakarta;

(x)	Any and all costs arising from and in connection with the arbitration process shall be borne by each party;

(xi)	Any and all rights and obligations of the parties under Trusteeship Agreement shall remain effective during the arbitration process.

-The appearing persons shall hereby declare that they guarantee the truthfulness, accuracy, and correctness of the personal identity of the appearing persons in accordance with the identity cards or documents shown to me, the Notary Public, and shall be held fully liable for such matters and subsequently, the appearing persons shall also declare that they have fully understood and acknowledged of the content of this deed.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-The appearing persons are known to me, the Notary Public, by their personal identity.

-Of any and all matters mentioned hereinabove:

IN WITNESS WHEREOF THIS DEED

-Is caused to be duly executed as minutes, recited as well as signed and sealed in Jakarta on the day and date as first set out in the preamble of this deed in the presence of:

1.

-Miss ENDANG POERWANI, Bachelor of Science, born in Bandung, on 22-04-1963 (the twenty second day of April of one thousand nine hundred and sixty three), Indonesian Citizen, residing in Central Jakarta, Jalan Tanah Tinggi Barat Number 5C, Neighborhood Association 011, Community Association 010, Bungur Sub District, Senen District.

-The holder of Residential Identity Card number: 09.5008.630463.2001.

2.

-Mistress MARIYAM, born in Pacitan, on 01-02-1987 (the first day of February of one thousand nine hundred and eighty seven), Indonesian Citizen, private person, residing in Tangerang, Jalan KH Dewantoro number 41, Neighborhood Association 001, Community Association 004, Ciputat Sub District, Ciputat District.

-The holder of Residential Identity Card number : 3603264102870001.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-for the time being present in Jakarta.

-Both being the employees of the Notary Public, acting as witnesses.

-Since both the content of this deed and this deed have been discussed by the parties accordingly, then this deed is recited only by its resume or summary by me, the Notary Public to the appearing persons and witnesses, then the appearing persons, the witnesses and I, the Notary Public, duly subscribe our respective signatures hereunto.

-Is executed with one strike with replacement and one strike without replacement.

-The original copy of this deed shall be duly executed and signed accordingly

-ISSUED AS ENGROSSMENT IN THE SAME TENOR THEREOF

[signed and sealed on stamp duty]

Mrs. POERBANINGSIH ADI WARSITO, SH.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.